Exhibit 10.12

EXECUTION VERSION

SALE AND SERVICING AGREEMENT

by and among

CCG RECEIVABLES IV, LLC,

as Depositor

CCG RECEIVABLES TRUST 2013-1,

as Issuer,

COMMERCIAL CREDIT GROUP INC.,

as Originator and Servicer,

PORTFOLIO FINANCIAL SERVICING COMPANY,

as Back-Up Servicer,

and

U.S. BANK NATIONAL ASSOCIATION,

as Indenture Trustee

Dated as of April 24, 2013

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Schedules

Schedule 1	Schedule of Pool Receivables
Schedule 2	Name and Account Number of Lock-Box Bank and Lock-Box Account
Schedule 3	Location of Certain Offices and Records
Schedule 4	Notice Information

Exhibits

Exhibit A	Form of Supplement for Substituted Receivables
Exhibit B	Form of Servicer Report
Exhibit C	Credit and Collection Policies and Practices

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This SALE AND SERVICING AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), dated as of April 24, 2013, is entered into by and among CCG RECEIVABLES IV, LLC, a Delaware limited liability company (the “Depositor”), CCG RECEIVABLES TRUST 2013-1, a Delaware statutory trust (the “Issuer”), COMMERCIAL CREDIT GROUP INC. (“CCG”), a Delaware corporation, as Servicer (the “Servicer”) and as the Originator (the “Originator”), PORTFOLIO FINANCIAL SERVICING COMPANY, a Delaware corporation (the “Back-Up Servicer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely in its capacity as Indenture Trustee hereunder (the “Indenture Trustee”).

WHEREAS,

A. The Originator has sold or contributed the Sold Assets (as defined in the Purchase Agreement) to the Depositor and the Depositor has purchased such Sold Assets (as defined in the Purchase Agreement) from the Originator pursuant to the Purchase Agreement.

B. The Depositor wishes to sell or contribute the Sold Assets to the Issuer and the Issuer wishes to pledge the Sold Assets in addition to other property to the Indenture Trustee as the Collateral under the Indenture.

C. The parties wish to set forth the duties required of the Servicer with respect to the Pool Receivables.

D. The Back-Up Servicer is willing to provide back-up servicing for the Pool Receivables.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Defined Terms. Capitalized terms used but not defined in this Agreement are defined in the Indenture, dated as of April 24, 2013, (the “Indenture”) between the Issuer and the Indenture Trustee. As used in this Agreement, the following terms shall have the following meanings.

“Bank Accounts” means, collectively, the Collection Account and the Reserve Account.

“Bank Account Property” means the Bank Accounts, all amounts and investments held from time to time in any Bank Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Delinquent Receivable” means any Pool Receivable with respect to which any portion of any Scheduled Payment is more than 30 days past due and which is not a Defaulted Receivable.

“Delivery” when used with respect to Bank Account Property means:

(a) with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee by physical delivery to the Indenture Trustee endorsed to, or registered in the name of, the Indenture Trustee or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(a)(4) of the UCC), transfer thereof (i) by delivery thereof to the Indenture Trustee of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or (ii) by delivery thereof to a “clearing corporation” (as defined in Section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of the Indenture Trustee by the amount of such certificated security and the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the Indenture Trustee (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Bank Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Bank Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary that is also a “depository” pursuant to applicable federal regulations; the making by such securities intermediary of entries in its books and records crediting such Bank Account Property to the Indenture Trustee’s securities account at the securities intermediary and identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Indenture Trustee; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Bank Account Property to the Indenture Trustee, consistent with changes in applicable law or regulations or the interpretation thereof;

(c) with respect to any item of Bank Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the Indenture Trustee or its nominee or custodian who either (i) becomes the registered owner on behalf of the Indenture Trustee or (ii) having previously become the registered owner, acknowledges that it holds for the Indenture Trustee; and

(d) with respect to any item of Bank Account Property that is a financial asset under Article 8 of the UCC and that is not governed by clause (b) above, causing the securities intermediary to indicate on its books and records that such financial asset has been credited to a securities account of the Indenture Trustee.

“Eligible Account” means either (i) a segregated trust account maintained with a depository institution or trust company whose short-term unsecured debt obligations are rated in the highest rating category from each Rating Agency, (ii) a segregated trust account which may be an account maintained in the corporate trust department of the Indenture Trustee, which is maintained with a depository institution or trust company whose long term unsecured debt obligations have a credit rating from each Rating Agency equivalent to “BBB” or better; or (iii) a segregated trust account or similar account maintained with a federally or state chartered depository institution whose long term unsecured debt obligations have a credit rating from each Rating Agency equivalent to “BBB” or better, subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. § 9.10(b) in effect on the Closing Date.

“PFSC” means Portfolio Financial Servicing Company.

“Physical Property” has the meaning set forth in clause (a) of the definition of “Delivery.”

“Prepaid Contract” means a Contract paid in full prior to its scheduled maturity date.

“Purchase Price” has the meaning set forth in Section 3.4.

“Released Receivable” means (i) a Prepaid Contract, (ii) a Delinquent Receivable or (iii) a Defaulted Receivable, in each case, for which a substitution is being made on a Substitution Date.

“Repurchase Amount” has the meaning set forth in Section 5.5.

“Reserve Account Withdrawal Amount” means (i) with respect to any Payment Date (including the Class A-1 Maturity Date and Class A-2 Maturity Date), the excess of the amount then on deposit in the Reserve Account over the Required Reserve Account Amount plus the lesser of (x) any shortfall in the amount of Available Amounts available to pay the amounts specified in priorities First through Eighth of Section 4.5(a) of the Indenture and (y) the amount on deposit in the Reserve Account on such Payment Date prior to application of amounts on deposit therein and (ii) with respect to the Class B Maturity Date, any date on which the Notes are redeemed pursuant to Section 3.13 of the Indenture or upon the acceleration of the entire unpaid principal amount of the Notes following an Event of Default, any funds remaining on deposit in the Reserve Account.

“Servicer Advance” has the meaning set forth in Section 3.6.

“Servicer Charges” means late charges, prepayment penalties and payments made in connection with any modification, extension or adjustment of Pool Receivables.

“Servicer Default” has the meaning set forth in Section 7.1.

“Servicer Report” means a report, in substantially the form attached hereto as Exhibit B or in such other form as is mutually agreed to by the Issuer, the Servicer and the Indenture Trustee, provided to the Issuer and the Indenture Trustee pursuant to Section 3.7.

“Sold Assets” means (a) the Pool Receivables and Related Security, (b) the Collections, (c) any security interest in the Equipment held by the Depositor, (d) the rights to proceeds from casualty insurance policies covering the Equipment, (e) the Depositor’s rights under the Purchase Agreement, (f) all present and future claims, demands, causes of actions in respect of the foregoing, and (g) all proceeds of the foregoing, sold or contributed by the Originator to the Depositor under the Purchase Agreement and by the Depositor to the Issuer hereunder, together with the Related Security and proceeds relating thereto.

“Sub-Servicer” has the meaning set forth in Section 3.2(i).

“Substitution Date” has the meaning set forth in Section 3.3.

“Substituted Receivable” has the meaning set forth in Section 3.3.

“Successor Servicer” has the meaning set forth in Section 7.4.

SECTION 1.2 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each means “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date.”

ARTICLE II

SALE AND PURCHASE OF RECEIVABLES

SECTION 2.1 Selection, Sale and Contribution of Pool Receivables and other Sold Assets. In consideration of the Issuer’s delivery to or upon the order of the Depositor on the Closing Date of the Notes and the other amounts to be distributed from time to time to the Depositor in accordance with the terms of this Agreement, the Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the Depositor’s obligations set forth herein) and the Issuer hereby purchases, all right, title and interest of the Depositor in and to the Sold Assets, whether now owned or existing or hereafter acquired or arising or acquired as follows:

(a) The Pool Receivables to be sold and/or contributed pursuant to this Agreement are Eligible Receivables as of the Closing Date and shall be listed in Schedule 1. The Depositor will insure that no such Pool Receivable shall be subject to any adverse selection which could reasonably be expected to be unfavorable to the Issuer or the Indenture Trustee.

(b) The transfer of the Sold Assets pursuant to this Agreement shall be effective as of the Closing Date. The Depositor will mark its computer files relating to each Pool Receivable, together with its other related books and records, with a notification indicating that such Pool Receivables, together with all Related Security and proceeds thereof have been sold or contributed, as the case may be, to the Issuer and are no longer assets of the Depositor.

(c) The Related Security and any proceeds relating to any Pool Receivable which are received after the Cut-Off Date shall be sold or contributed at the same time as such Pool Receivable is sold or contributed hereunder, whether the applicable Related Security and proceeds exist at such time or arise or are acquired thereafter.

SECTION 2.2 Intent of the Parties; Grant of Security Interest.

(a) The Depositor and the Issuer intend the transactions hereunder to be true sales and contributions of the Sold Assets by the Depositor to the Issuer for all purposes, providing the Issuer and its transferees with the full risks and benefits of ownership of the Sold Assets (such that the Sold Assets would not be property of the Depositor’s estate in the event of the Depositor’s bankruptcy).

(b) If, notwithstanding the intent of the parties or any other provision hereof, the Sold Assets conveyed hereunder are construed to constitute property of the Depositor or such conveyance is not treated as a sale by the Depositor to the Issuer for all purposes, then this Agreement also is intended by the parties to be, and hereby is, a security agreement within the meaning of the UCC; and the conveyance by the Depositor provided for in this Agreement shall be treated as the Grant of, and the Depositor hereby Grants, to the Issuer a security interest in, to and under all of the Depositor’s right, title and interest in, to and under all the Sold Assets and all proceeds relating thereto, to secure the payment and performance of the Depositor’s obligations under this Agreement and the other Transaction Documents or as may be determined in connection therewith by Applicable Law. Except with respect to Equipment with an aggregate invoiced cost of $25,000 or less, the Depositor shall take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in, and not to constitute a sale of the Sold Assets, such security interest would be deemed to be a perfected first priority security interest in favor of the Issuer (and its assignee) under Applicable Law and shall be maintained as such throughout the term of this Agreement.

(c) The Depositor acknowledges that the Issuer will, pursuant to the Indenture, assign and pledge the Sold Assets and certain other property and rights to the Indenture Trustee for the benefit of the Noteholders. The Depositor consents to such assignment and pledge.

SECTION 2.3 Purchase Price. The purchase price for each Pool Receivable and the Related Security therefor shall be not less than the fair market value of such Pool Receivable and the Related Security. The Issuer shall pay the Depositor the purchase price with respect to each Pool Receivable and the Related Security by transfer of funds, to the extent that the Issuer has received funds available for that purpose pursuant to this Agreement and the Indenture. If the Issuer did not receive sufficient funds to pay the purchase price for the Sold Assets, the remaining Sold Assets, to the extent the purchase price therefor is not paid in full, shall be deemed to have been transferred by the Depositor to the Issuer as a contribution to the Owner Trust Estate, in return for an increase in the value of the interest of the Issuer held by the Depositor.

SECTION 2.4 Actions Evidencing Purchases.

(a) Except with respect to Equipment with an aggregate invoiced cost of $25,000 or less, the Depositor agrees that from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action that the Issuer, its assignee or transferee may reasonably request in order to perfect, protect or more fully evidence the purchases hereunder. Without limiting the generality of the foregoing and in addition to the requirements of Section 2.4(b), the Depositor shall, upon the request of the Issuer, its assignee or transferee execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

(b) The Depositor hereby authorizes the Issuer or its assignee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all the Sold Assets now existing or hereafter arising in the name of the Depositor.

SECTION 2.5 Custodian and Custodial Agreement. At all times after the Closing Date, the Issuer and the Servicer shall cause a Custodial Agreement to be in effect on terms and conditions reasonably satisfactory to the Indenture Trustee and shall cause there to be an acting Custodian appointed thereunder (and who has accepted such appointment). Upon the resignation of any Custodian, the Issuer and the Servicer shall take all actions requested by the Indenture Trustee (at the written direction of the Majority Holders) to appoint a successor Custodian who is reasonably satisfactory to the Majority Holders.

ARTICLE III

ADMINISTRATION AND SERVICING OF POOL RECEIVABLES

SECTION 3.1 Appointment of Servicer.

(a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person (the “Servicer”) so designated from time to time as Servicer in accordance with this Section 3.1. Each party hereby appoints as its agent the Servicer, from time to time designated pursuant to this Section 3.1, to service the Pool Receivables and to enforce its respective rights and interests in and under the Collateral. To the extent permitted by Applicable Law, the Issuer hereby grants to any Servicer appointed hereunder an irrevocable power of attorney to take any and all steps in the Issuer’s name (to the extent the Issuer has the authority to do so) and on behalf of the Issuer as necessary or desirable, in the reasonable determination of the Servicer, to collect all amounts due under any and all Pool Receivables, including endorsing the Issuer’s name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts and to take all such other actions set forth in this Article III. Until the Indenture Trustee gives notice to CCG (in accordance with the terms of Section 7.4) of the designation of a new Servicer during the existence of a Servicer Default or as a result of the resignation of the Servicer pursuant to Section 3.2(f), CCG is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof.

SECTION 3.2 Duties of Servicer.

(a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect all amounts due each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Law, with such care and diligence, and in accordance with the Credit and Collection Policy, as are consistent with the current business practice of the Servicer with respect to similar accounts receivable generally (including those owned by the

Servicer for its own account), and with the standards of practice used by equipment finance companies of similar size and having similar portfolios as the Servicer. The Servicer shall take all commercially reasonable actions necessary to maintain the perfection and priority of the security interest of the Noteholders and the Indenture Trustee in the Collateral provided, however, that the security interest in Equipment with an aggregate invoiced cost of $25,000 or less may not be perfected. The Servicer shall hold in trust, and, as required hereunder, segregate, for the account of the Indenture Trustee and the Noteholders, the Collections in accordance with Indenture.

(b) The Servicer may, on behalf of the Issuer, agree to extend or modify a Contract. In the case of an extension or modification, one or more payments may be moved to a future date, which may be before or after the original final maturity date of such Contract. Any amendment, adjustment, modification or extension made by the Servicer hereunder with respect to the date of any Scheduled Payment of any Contract or any reduction of the interest rate or reduction of the amount of any Scheduled Payment of a Contract, may be made by the Servicer only if each of the following conditions is satisfied (in each case a “Permitted Servicer Adjustment”): (i) no payment date for any Scheduled Payment in respect of such Contract has been extended by more than four calendar months beyond the date of such Scheduled Payment; (ii) Scheduled Payments in respect of such Contract have not been extended on more than two (2) occasions; (iii) any such amendment, adjustment, modification or extension shall be performed in accordance with the Credit and Collection Policy and (iv) no such arrangement will be permitted to extend the date of the final Scheduled Payment of any Pool Receivable beyond the last day of the Collection Period relating to the Class B Maturity Date.

(c) The Servicer shall, as soon as practicable following receipt and specific identification thereof, turn over to the Originator all collections received by the Servicer from any Person of indebtedness of such Person to the Originator which are not on account of a Pool Receivable. Notwithstanding anything to the contrary contained in this Article III, the Servicer, the Issuer and the Depositor, or any Affiliate of the Servicer, the Issuer or the Depositor, shall have no obligation to collect, enforce or take any other action described in this Article III with respect to any such indebtedness other than to deliver to the Originator the collections and documents with respect to any such indebtedness as described above in this Section 3.2(c).

(d) In connection with any inspection performed pursuant to Section 6.2(c) hereof, the Servicer shall promptly after the request therefore provide the requested information and access as requested by the Indenture Trustee.

(e) Notwithstanding anything provided in this Agreement, the Servicer shall not have any obligation to defend or otherwise appear in a legal proceeding if such legal proceeding is not, in its reasonable opinion, incidental to its duties as the Servicer hereunder or otherwise may cause the Servicer to incur legal expenses or liabilities. In performing its duties as Servicer hereunder, the Servicer may not, under any circumstance, institute a legal proceeding in which the Indenture Trustee or a Noteholder are named as plaintiffs, without prior written consent of the applicable Person.

(f) CCG acknowledges that the Issuer has relied on CCG’s agreement to act as Servicer hereunder in making its decision to execute and deliver this Agreement and the other

Transaction Documents to which it is a party. Accordingly, CCG shall not resign from its obligations and duties under this Agreement or any other Transaction Document to which it is a party except (i) as required in Section 6.6, (ii) upon determination that the performance of its duties shall no longer be permissible under Applicable Law (any such determination permitting the resignation of the CCG shall be evidenced by an opinion of Independent counsel to such effect delivered to the Indenture Trustee), or (iii) with the prior written consent of the Indenture Trustee (at the written direction of the Majority Holders), but only if, in any such case, a replacement Servicer (which may be the Back-Up Servicer) is found that (a) is experienced in the business of acting as servicer with respect to financial agreements of the type comprising the Pool Receivables and (b) will provide servicing and agree to become the Successor Servicer on the same terms as then in effect under this Agreement and the other Transaction Documents. CCG shall provide notice of its resignation as Servicer hereunder to each Rating Agency.

(g) The Servicer shall execute a Request for Release as may be necessary pursuant to Section 5 of the Custodial Agreement.

(h) The Servicer will notify the Owner Trustee of the final Payment Date as specified in Section 8.1(c) of the Trust Agreement and provide such other information as requested by the Owner Trustee.

(i) The Servicer may delegate its duties and obligations hereunder to any Affiliate subservicer or to any repossession agent or other agent hired in connection with collecting, remarketing, inspecting or similar action in connection with servicing the Pool Receivables and related Equipment (each, a “Sub-Servicer”); provided, that in each such delegation, (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable to the Issuer for the performance of the duties and obligations so delegated, (iii) the Issuer and the Indenture Trustee on behalf of the Noteholders shall have the right to look solely to the Servicer for performance and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Issuer or the Indenture Trustee may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to such Sub-Servicer).

(j) Lock-Box Account. The name and address of the Lock-Box Bank, together with the number of the Lock-Box Account at the Lock-Box Bank are specified in Schedule 2. All Obligors have been instructed to make payment in respect of the Contracts to the Lock-Box Account. The Servicer shall at all times have the ability to identify and segregate all of the Collections from other funds on deposit in the Lock-Box Account within five (5) Business Days after deposit of such Collections into the Lock-Box Account. The Servicer shall transfer within five (5) Business Days after deposit into the Lock-Box Account all Collections to the Collection Account. The Servicer shall use reasonable efforts to ensure that no funds are transferred out of the Lock-Box Account (other than to the Collection Account) unless the Servicer or the Intercreditor Master Agent has identified and segregated such funds from the Collections. Other than the Lock-Box Intercreditor Agreement, the Servicer has not created, or participated in the creation of, or permitted to exist, any Liens in relation to the Lock-Box Account and will not create, or participate in the creation of, or permit to exist, any Liens in relation to the Lock-Box Account. The Servicer shall not amend, modify or supplement the Lock-Box Intercreditor

Agreement or the Lock-Box Agreement without prior written notice to each Rating Agency and satisfaction of Rating Agency Confirmation and the prior written consent of the Indenture Trustee (at the written direction of the Majority Holders). The Servicer will not transfer any funds out of the Lock-Box Account except in accordance with this Agreement and the Lock-Box Intercreditor Agreement.

The Servicer shall cause to be deposited to the Lock-Box Account within two (2) Business Days of receipt all funds identified as Collections received directly by the Issuer, the Originator, the Depositor or the Servicer. If the Servicer, Issuer or Originator receives any payment from an Obligor of a Pool Receivable who is also an Obligor of a Receivable that is not a Pool Receivable and the Obligor has not directed the application of such payment, the Servicer shall apply such payment in accordance with the terms of the Lock-Box Intercreditor Agreement. With respect to partial payments received from an Obligor of a Pool Receivable who is also an Obligor of a Receivable owned outright (meaning, not subject to the Lien of any other Person) by the Servicer or Originator or by any Affiliate of the Servicer or Originator, and the Obligor has not directed the application of such partial payment, the Servicer shall apply such payment which would be allocable on a ratable basis, to the Servicer or Originator first towards the related Pool Receivable and then towards the Receivable owned outright by the Servicer or Originator or by any Affiliate of the Servicer or Originator.

SECTION 3.3 Substitution of Receivables by the Originator.

(a) The Originator shall have the option to substitute Eligible Receivables for Released Receivables (each such substituted Eligible Receivable, a “Substituted Receivable”), which such substitutions shall together be limited on an aggregate, cumulative basis to 10% of the Original Pool Balance. Substitution under this Section 3.3 is prohibited unless as of the date of substitution (the “Substitution Date”), the Substituted Receivable will have a Net Book Value equal to or greater than the Released Receivables being substituted and will mature before the last day of the Collection Period relating to the Class B Maturity Date. Each such Substituted Receivable shall be accompanied by a supplement to this Agreement, substantially in the form of Exhibit A hereto (the “Substitution Supplement”), subjecting such Receivable, the Related Security, the Collections and proceeds of the foregoing to the provisions hereof and providing with respect to such Substituted Receivable and the Related Security the information required in the schedule to such Substitution Supplement.

(b) The Servicer will provide the executed Substitution Supplement to the Indenture Trustee and the Custodian, and will provide the Custodian File relating to the related Substituted Receivables to the Custodian in the time period required under the Custodial Agreement. Upon receipt of such items by the Indenture Trustee and the Custodian, the Custodian shall release the Custodian File with respect to the Released Receivable to the Servicer pursuant to the Custodial Agreement, and the Indenture Trustee (at the written request and expense of the Issuer) shall be required to deliver such instruments of reconveyance and release furnished by the Servicer as may be necessary to transfer such Released Receivables to the Originator and release such Released Receivables from the Lien of the Indenture.

SECTION 3.4 Optional Purchase by the Servicer.

(a) If, on the last day of a Collection Period, the Pool Balance is equal to or less than 15% of the Original Pool Balance, the Servicer has the option to purchase the Collateral on the Payment Date related to such Collection Period. The Servicer may exercise its option to purchase the Collateral by (i) notifying each Rating Agency, the Indenture Trustee and the Owner Trustee at least ten (10) days before the Payment Date related to such Collection Period, and (ii) remitting to the Collection Account the Purchase Price for the Collateral in immediately available funds by 10:00am (New York City time) on the Payment Date related to such Collection Period. For purposes of the Servicer’s optional purchase of the Collateral hereunder, “Purchase Price” means the excess of (i) the sum of (a) either (1) in the event that the Servicer is an Affiliate of the Certificateholder, the Note Balance and all accrued but unpaid interest thereon or (2) in the event that the Servicer is not an Affiliate of the Certificateholder, the Pool Balance, (b) all amounts due to the Indenture Trustee under the Indenture or the Owner Trustee under the Trust Agreement and (c) any other sums secured by the Indenture over (ii) the sum of (a) the Available Amounts for such Collection Period and (b) the amount then on deposit in the Reserve Account.

(b) On the Payment Date on which the optional purchase is exercised pursuant to clause (a) above, and following the payment of all amounts due under the Indenture on such Payment Date, the Issuer will be deemed to have sold and assigned to the Servicer as of the last day of the preceding Collection Period all of the Issuer’s right, title and interest in and to the Collateral, including the Pool Receivables and all security and documents relating to such Pool Receivables. Such sale will not require any action by the Issuer and will be without recourse, representation or warranty by the Issuer except the representation that the Issuer owns the Pool Receivables free and clear of any Liens other than Permitted Liens. Upon such sale, the Servicer will mark its computer records indicating that any Receivables purchased pursuant to Section 3.4(a) are no longer Pool Receivables, file UCC termination or amendment statements or take any other action necessary or appropriate to evidence the transfer of ownership of the purchased Pool Receivables free from any Lien of the Issuer or the Indenture Trustee. The Issuer, the Owner Trustee or the Indenture Trustee, as applicable, will execute such documents and instruments and any and all further instruments, including any authorizations to file UCC financing statement amendments, required or reasonably requested by the Servicer to effect such transfer.

SECTION 3.5 Servicing Fee. The Servicer shall be paid the Servicing Fee pursuant to Sections 4.5(a) and (b) of the Indenture.

SECTION 3.6 Servicer Advance. If the Servicer determines that any Scheduled Payment with respect to any Pool Receivable that was due during the Collection Period was not received in full prior to the related Determination Date, the Servicer has the right to elect, but is not obligated, to advance the unpaid Scheduled Payment if it reasonably believes that the advance will be recovered from subsequent payments with respect to that Pool Receivable (the “Servicer Advance”). The Servicer shall be entitled to reimbursement for the amount of any Servicer Advance from amounts subsequently received with respect to that Pool Receivable or, if the Servicer determines that a Servicer Advance will not be recovered from the Pool Receivable to which it relates, from amounts received with respect to other Pool Receivables.

SECTION 3.7 Servicer Reports. On each Determination Date (or, in any event, no later than the opening of business on the related Payment Date), the Issuer, or the Servicer on its behalf, shall deliver a monthly Servicer Report to (i) the Issuer and the Indenture Trustee, (ii) each Rating Agency, and (iii) the Back-up Servicer detailing, among other things, (a) the Servicer’s Tangible Net Worth, calculated as of the end of the preceding calendar quarter and updated in the second Servicer Report delivered following the end of each calendar quarter and (b) amounts received on the Pool Receivables in respect of the immediately preceding Collection Period and available for payment on the related Payment Date.

SECTION 3.8 Administrative Duties.

(a) Duties with Respect to the Indenture. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s duties under the Indenture. The Servicer shall prepare for execution by, and shall execute on behalf of, the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture.

(b) Duties with Respect to the Issuer.

(i) In addition to the duties of the Servicer set forth in this Agreement or any of the Transaction Documents, the Servicer shall perform such calculations and shall prepare for execution by the Owner Trustee or by the Issuer, and shall execute on behalf of, the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Transaction Documents or under state and federal tax and securities laws and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Transaction Documents, including, without limitation, pursuant to Sections 2.6 and 2.11 of the Trust Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Transaction Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer. The Servicer shall monitor the activities of the Issuer to ensure the Issuer’s compliance with Section 4.6 of the Trust Agreement and shall take all action necessary to ensure that the Issuer is operated in accordance with the provisions of such section.

(ii) Notwithstanding anything in this Agreement or any of the Transaction Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Indenture Trustee in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to a Certificateholder as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Indenture Trustee pursuant to such provision.

(iii) Notwithstanding anything in this Agreement or the Transaction Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer set forth in Sections 5.1(a) and (b) and 5.2 of the Trust Agreement with respect to, among other things, accounting and reports to a Certificateholder; provided, however, that once prepared by the Servicer, the Owner Trustee shall retain responsibility for the distribution of any necessary Schedule K-1s, as applicable, to enable the Certificateholder to prepare its federal and state income tax returns.

(iv) The Servicer shall perform the duties of the Servicer specified in Section 9.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, the duties of the Servicer specified in Section 10.11 of the Trust Agreement, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Transaction Documents.

(v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer’s opinion, no less favorable to the Issuer in any material respect.

(c) Tax Matters. The Servicer shall prepare and file, on behalf of the Depositor, all tax returns, tax elections, financial statements and such annual or other reports attributable to the activities engaged in by the Issuer as are necessary for preparation of tax reports, including without limitation forms 1099. All tax returns will be signed by the Depositor or the Servicer.

(d) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Section unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Indenture Trustee of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Indenture Trustee shall have consented thereto in writing (at the written direction of the Majority Holders). For the purpose of the preceding sentence, “non-ministerial matters” shall include:

(a) the amendment of or any supplement to the Indenture;

(b) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Pool Receivables);

(c) the amendment, change or modification of this Agreement or any of the Transaction Documents to which it is a party;

(d) the appointment of successor Note Registrars, successor Note Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Note Registrar, Note Paying Agent or Indenture Trustee of its obligations under the Indenture; and

(e) the removal of the Indenture Trustee.

(e) The Backup Servicer or any successor Servicer shall not be responsible for any obligations or duties of the Servicer under this Section 3.8. Notwithstanding the foregoing or any other provision of this Agreement, CCG shall continue to perform the obligations of the Servicer under this Section 3.8.

ARTICLE IV

BANK ACCOUNTS

SECTION 4.1 Accounts.

(a) Collection Account.

(i) On or before the Closing Date, the Indenture Trustee, on behalf of the Noteholders, will establish and maintain in its own name an Eligible Account to be designated as “U.S. Bank National Association, as Indenture Trustee, as secured party for CCG Receivables Trust 2013-1,” that is designated as the “Collection Account”. The Collection Account will be under the sole dominion and control of the Indenture Trustee, except that the Servicer may make deposits to and direct the Indenture Trustee to make withdrawals from the Collection Account in accordance with the Transaction Documents. The Servicer may direct the Indenture Trustee in writing to withdraw from the Collection Account and pay to the Indenture Trustee or the Servicer, as applicable, amounts that do not constitute Available Amounts for any Collection Period or that were deposited into the Collection Account in error.

(ii) Distributions on Payment Date. All Collections deposited into the Collection Account shall be distributed in accordance with Sections 4.5(a) and (b) of the Indenture. Any Excluded Amounts that do not belong to the Issuer and that were deposited into the Collection Account shall be removed from the Collection Account by the Indenture Trustee, as indicated on the related Servicer Report, on each Payment Date prior to the application of Collections pursuant to Sections 4.5(a) and (b) of the Indenture.

(iii) Funds on deposit in the Collection Account shall be invested by the Indenture Trustee (at the written direction of the Servicer) in Eligible Investments that will mature so that such funds will be available so as to permit amounts in the Collection Account to be paid and applied on the next Payment Date.

(b) Reserve Account.

(i) On or before the Closing Date, the Indenture Trustee, on behalf of the Noteholders, will establish and maintain in its own name an Eligible Account to be designated as “U.S. Bank National Association, as Indenture Trustee, as secured party for CCG Receivables Trust 2013-1,” that is designated as the “Reserve Account”. The Reserve Account will be under the sole dominion and control of the Indenture Trustee, except that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Reserve Account in accordance with the Transaction Documents.

(ii) On the Closing Date, the Issuer will deposit or cause to be deposited the Required Reserve Amount into the Reserve Account from the proceeds of the sale of the Notes. Following this initial funding, any cash remaining in the Collection Account after making the payments owed to the Noteholders, the Servicer, the Back-Up Servicer, Indenture Trustee, the Owner Trustee and the Custodian pursuant to clauses First through Eighth of Section 4.5(a) of the Indenture will be deposited in the Reserve Account until the balance in the Reserve Account equals the Required Reserve Amount. Amounts on deposit in the Reserve Account will be available for payments of interest pursuant to Sections 4.5(a) and (b) of the Indenture. To the extent that the amount on deposit in the Reserve Account exceeds the Required Reserve Amount for a Payment Date, after giving effect to all other deposits and withdrawals therefrom, the Indenture Trustee shall distribute the amount of any excess as part of Available Amounts on such Payment Date.

(iii) On each Payment Date, the Servicer shall instruct the Indenture Trustee (based on information in the Servicer’s Report) to withdraw from the Reserve Account the Reserve Account Withdrawal Amount and the investment income from the investment of funds in the Reserve Account and the Collection Account and deposit such amounts into the Collection Account to be included as Available Amounts for that Payment Date. On any date on which the Notes are redeemed pursuant to Section 3.13 of the Indenture or upon the acceleration of the entire unpaid principal amount of the Notes following and Event of Default, the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account any funds remaining on deposit therein and deposit such amounts into the Collection Account to be included as Available Amounts for that Payment Date.

(iv) The Indenture Trustee will transfer all funds on deposit in the Reserve Account to the Depositor on the earlier of: (i) the Payment Date on or after which the Servicer has deposited into the Collection Account the Purchase Price in connection with its exercising its option to acquire the Pool Receivables pursuant to Section 3.4 and (ii) the date on which the Note Balance and all other amounts owing or to be distributed to the Noteholders under the Indenture and this Agreement are paid in full.

(v) Funds on deposit in the Reserve Account shall be invested by the Indenture Trustee (at the written direction of the Servicer) in Eligible Investments that will mature so that such funds will be available so as to permit amounts in the Reserve Account to be accessed and applied on the next Payment Date following such investment.

SECTION 4.2 Maintenance of Accounts.

(a) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Bank Accounts and in all proceeds thereof for the benefit of the Noteholders and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Bank Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. If, at any time, any of the Bank Accounts ceases to be an Eligible Account, the Indenture Trustee shall notify the Servicer (who shall notify each Rating Agency), the Indenture Trustee (or the Servicer on its behalf, or at the direction of the Majority Holders) shall within five (5) Business Days establish a new Bank Account as an Eligible Account and shall transfer any cash and/or any investments to such new Bank Account. In connection with the foregoing, the Servicer agrees that, in the event that any of the Bank Accounts are not accounts with the Indenture Trustee, the Servicer shall notify the Indenture Trustee in writing promptly upon any of such Bank Accounts ceasing to be an Eligible Account.

(b) With respect to the Bank Account Property, the Indenture Trustee agrees that:

(i) any Bank Account Property that is held in deposit accounts shall be held solely in the Eligible Accounts; and, except as otherwise provided herein, each such Eligible Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

(ii) any Bank Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a securities intermediary (as such term is defined in Section 8-102(14) of the UCC) acting solely for the Indenture Trustee;

(iii) the Indenture Trustee shall act as the “securities intermediary”, and as the Person holding the “securities entitlement” for purposes of Section 8-501 of the UCC of the State of New York, and the “securities intermediary’s jurisdiction” for purposes of Section 8-110 of the UCC shall be the State of New York;

(iv) any Bank Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Bank Account Property as described in such paragraph;

(v) any Bank Account Property that is an “uncertificated security” or a “security entitlement” under Article 8 of the UCC and that is not governed by clause (D) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) or (d), if applicable, of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its nominee’s) ownership of such security; and

(vi) any cash that is Bank Account Property shall be considered a “financial asset” under Article 8 of the UCC.

ARTICLE V

THE DEPOSITOR

SECTION 5.1 Representations and Warranties

(a) Representations and Warranties of the Depositor. The Depositor represents and warrants to the Issuer as of the Closing Date and on the date of the execution and delivery of this Agreement, on which the Issuer is relying on in acquiring the Pool Receivables and which will survive the sale of the Pool Receivables to the Issuer and pledge thereof to the Indenture Trustee pursuant to the Indenture:

(i) Corporate Existence and Power. It (1) is a limited liability company duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization as specified in the preamble herein, (2) is not organized under the Laws of any other jurisdiction or governmental authority, (3) has all power and all licenses, authorizations, consents and approvals of all Official Bodies required to own or lease its properties and to carry on its business in each jurisdiction in which its business is conducted (except where the failure to have any such licenses, authorizations, consents and approvals would not individually or in the aggregate have a Material Adverse Effect) and (4) is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business or ownership or lease of its properties requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(ii) Due Authorization; Contravention. The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party (1) are within its powers, (2) have been duly authorized, (3) require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by this Agreement which have been (or as of the Closing Date will have been) duly made and in full force and effect), (4) do not contravene, conflict with or constitute a default under (A) its organizational documents, (B) any Law applicable to it, (C) any material contractual restriction binding on or affecting it or its property or (D) any order, writ, judgment, award, injunction, decree or other instrument binding on or affecting it or its property, and (5) will not result in the creation or imposition of any Lien (other than Permitted Liens created under the Transaction Documents) upon or with respect to its property, except as contemplated hereby and by the Transaction Documents, which could reasonably be expected to have a Material Adverse Effect.

(iii) Binding Effect. Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered and, upon payment of the purchase price as set forth herein, shall constitute the legal, valid and binding obligation of it, enforceable against it in accordance with the respective terms of such agreement, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and to general principles of equity; regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 5.2 The Depositor’s Additional Representations and Warranties. The Depositor represents and warrants to the Issuer as of the Closing Date and on the date of the execution and delivery of this Agreement, on which the Issuer is relying on in acquiring the Pool Receivables and which will survive the sale of the Pool Receivables to the Issuer and pledge thereof to the Indenture Trustee pursuant to the Indenture:

(I)	General Representations

(a) Accuracy of Information. All written information heretofore furnished by the Depositor to the Issuer (or its assignee) in connection with this Agreement or any transaction contemplated hereby is true, complete and accurate in every material respect, on the date such information is stated or certified, and such information shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading.

(b) Tax Status; Sale Treatment. The Depositor (1) has filed all tax returns (federal, state and local) required to be filed, (2) has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges (except for taxes, assessments or other governmental charges that are being contested in good faith by the Depositor through appropriate proceedings and with respect to which adequate reserves have been maintained in accordance with GAAP), and (3) will not account for the sale of the Sold Assets pursuant to this Agreement, other than as a sale by the Depositor to the Issuer (except to the extent otherwise required for United States federal income tax purposes under the Internal Revenue Code or by the application of consolidated financial reporting principles under GAAP). No tax lien has been filed and to the Depositor’s knowledge, no tax lien claim is being asserted against any of its properties which could reasonably be expected to have a Material Adverse Effect.

(c) Action, Suits. The Depositor is not in violation of any order of any Official Body or arbitrator. There are no actions, suits, litigation, investigations or proceedings pending, or to the knowledge of the Depositor threatened, against or affecting the Depositor or any Affiliate of the Depositor or their respective properties, in or before any Official Body or arbitrator which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(d) Use of Proceeds. No proceeds of any sale or contribution hereunder shall be used by the Depositor (1) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended, (2) to acquire any equity security of a class which is registered pursuant to Section 12 of such act or (3) for any other purpose that violates Applicable Law, including Regulations T, U or X of the Federal Reserve Board.

(e) Principal Place of Business; Chief Executive Office; Location of Records. The Depositor is a limited liability company duly organized under the laws of the state of Delaware. The principal place of business and chief executive office of the Depositor and the offices where the Depositor keeps all its records relating to the Pool Receivables are located at the address(es) described on Schedule 3 or such other locations notified to the Issuer in accordance with the terms of this Agreement.

(f) Subsidiaries; Tradenames, Etc. (1) As of the Closing Date, the Depositor has only the Subsidiaries and divisions listed on Schedule 3 (which Schedule may be updated from time to time by notice from the Depositor to the Issuer and the Indenture Trustee) and (2) the Depositor has, within the last five (5) years, operated only under the tradenames identified on Schedule 3, and, within the last five (5) years, has not changed its name other than the tradenames identified on Schedule 3, merged with or into or consolidated with any other Person or been the subject of any Proceeding under the Bankruptcy Code. Schedule 3 also lists the correct Federal Employer Identification Number of the Depositor.

(g) Not an Investment Company. The Depositor is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, or is exempt from all provisions of such act.

(h) ERISA. Neither the Depositor nor any ERISA Affiliate (i) maintains any “pension plan” (as defined in Section 3(2) of ERISA) or (ii) contributes to any “multiemployer plan” (as defined in Section 3(37) and 4001(a)(3) of ERISA).

(i) Lock-Box Account. All Obligors in respect of Pool Receivables sold or contributed hereunder have been instructed as of the Closing Date to make payment to a Lock-Box Account. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Account at the Lock-Box Bank, are specified on Schedule 2, as updated by the Depositor from time to time by notice from the Depositor to the Issuer. The Depositor shall at all times have the ability to identify and segregate, in accordance with the terms of the Lock-Box Intercreditor Agreement, all of the Collections from other funds on deposit in the Lock-Box Account and cause the same to be deposited into the Collection Account within five (5) Business Days after receipt of such Collections.

(j) Bulk Sales. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(k) Nonconsolidation. The Depositor has taken and will continue to take all actions required to maintain the Issuer’s status as a separate legal entity, including, without limitation, (1) not holding the Issuer out to third parties as other than an entity with assets and liabilities distinct from the Depositor and the Depositor’s other Subsidiaries; (2) other than by reason of owning the residual interest of the Issuer, not holding itself out to be responsible for any decisions or actions relating to the Issuer (except for decisions or actions as Certificateholder); (3) preparing unaudited separate financial statements for the Issuer (which may be consolidated with the Depositor); (4) taking such other actions as are necessary on its part to ensure that all procedures required by its and the Issuer’s certificate of formation and limited liability company agreement, and certificate of trust and Trust Agreement, respectively, are duly and validly taken; (5) keeping correct and complete records and books of account and corporate minutes; and (6) not acting in any manner that could foreseeably materially mislead others with respect to the Issuer’s separate identity. In addition to the foregoing, the Depositor has taken and will continue to take all necessary actions so that:

(i) the Depositor shall maintain records and books of account and minutes separate from those of the Issuer;

(ii) the Depositor shall maintain an arm’s-length relationship with the Issuer and shall not hold itself out as being liable for any Indebtedness of the Issuer (other than certain indemnification obligations of the Issuer provided herein);

(iii) the Depositor shall keep its assets and its liabilities wholly separate from those of the Issuer (except with respect to any commingled Collections to the extent permitted under this Agreement or the Indenture);

(iv) the Depositor shall at all times limit its transactions with the Issuer only to those expressly permitted hereunder or under any other Transaction Document; and

(v) the Depositor shall comply with (and cause to be true and correct) each of the facts and assumptions relating to the Depositor contained in the opinion of Katten Muchin Rosenman LLP delivered pursuant to the terms of the Transaction Documents.

(l) Preference; Voidability. The Issuer shall have given reasonably equivalent value to the Depositor in consideration for the sale to the Issuer of the Sold Assets from the Depositor, and such sale shall not have been made for or on account of an antecedent debt owed by the Depositor to the Issuer and no such sale is or may be voidable under any section of the Bankruptcy Code.

(m) Compliance with Law. The Depositor has complied with all Applicable Laws to which it may be subject, (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) except where the failure to comply would not have a Material Adverse Effect.

(n) Representations and Warranties in other Transaction Documents. Each of the representations and warranties made by the Depositor contained in the Transaction Documents (other than this Agreement) is true, complete and correct in all respects and it hereby makes each such representation and warranty to, and for the benefit of, the Issuer as if the same were set forth in full herein.

(o) Schedule of Pool Receivables. The schedule of Pool Receivables listed on Schedule 1 hereto is true and correct as of the date hereof.

(II)	Representations with respect to the Pool Receivables

(a) Good Title; Perfection.

(i) Immediately preceding the sale or contribution hereunder, the Depositor was the owner of all of the Sold Assets, free and clear of all Liens (other than any Permitted Liens). This Agreement constitutes a valid sale, transfer and assignment of the Sold Assets to the Issuer from the Depositor and, upon the purchase or contribution, as the case may be, hereunder the Issuer shall acquire a valid, enforceable and perfected ownership interest in the Sold Assets free and clear of any Lien (other than any Permitted Liens and Equipment with an aggregate invoiced cost of $25,000 or less).

(ii) Notwithstanding the immediately preceding sentence, if the conveyance by the Depositor to the Issuer of the Sold Assets hereunder were construed not to be a sale or contribution, this Agreement creates a valid security interest in favor of the Issuer (and its assignee) in the Sold Assets consisting of all the Pool Receivables sold hereunder, the Related Security, the related Equipment and the proceeds relating thereto, free and clear of all Liens (other than Permitted Liens) (provided, however, that no representation is made herein with respect to creation or perfection of any security interest in goods or other assets pledged by an Obligor other than Equipment with an aggregate invoiced cost of more than $25,000); all financing statements and other documents required to be recorded or filed in order to perfect the security interest of the Issuer in the Sold Assets have been filed, and the Issuer (and its assignee) has, subject to Permitted Liens, a perfected first priority security interest in all the Sold Assets sold hereunder, and the proceeds relating thereto, free and clear of all Liens (other than the Permitted Liens).

(b) Nature of Pool Receivables. Each Pool Receivable will be an Eligible Receivable as of the Closing Date. As of the Closing Date, the Depositor has no knowledge of any fact that would cause it or should have caused it to expect any payments on such Pool Receivable will not be paid in full when due or that is reasonably likely to cause or result in any Material Adverse Effect on the Issuer or the Noteholders in respect of such Pool Receivable. To the extent that the first Scheduled Payment of a Pool Receivable is due after the Cut-Off Date, such first Scheduled Payment of such Pool Receivable is not more than 61 days late. In the event of a prepayment of a Pool Receivable, there is no obligation to rebate money to the related Obligor.

(c) Perfection Representations. The Depositor is the sole owner of all of the Pool Receivables sold hereunder listed in Schedule 1 free and clear of all Liens (other than Permitted Liens). The Depositor further represents:

(1) General.

(A) The Pool Receivables sold hereunder constitute “accounts,” “instruments,” “general intangibles,” or “tangible chattel paper” within the meaning of the UCC.

(B) The Depositor has taken all steps or commenced procedures necessary in each jurisdiction in which the Pool Receivables were originated to perfect its security interest against the Obligors in the Equipment securing the Pool Receivables sold hereunder; provided, however, that the security interest in Equipment with an aggregate invoiced cost of $25,000 or less may not be perfected.

(C) The Depositor has received all consents and approvals required by the terms of the Pool Receivables to the pledge of a security interest in the Pool Receivables to the Issuer.

(2) Creation. The Depositor owns and has good and marketable title to the Sold Assets immediately prior to the sale or contribution or pledge thereof in accordance with the terms of this Agreement free and clear of any Lien, claim or encumbrance of any Person, excepting other Permitted Liens and liens for taxes, assessments or similar governmental charges or levies that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a Lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.

(3) Perfection. The Depositor has caused or commenced procedures for the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the sale and/or contribution of the Sold Assets from the Depositor to the Issuer; provided, however, that the security interest in Equipment with an aggregate invoiced cost of $25,000 or less may not be perfected.

(4) Priority.

(A) Other than the transfer of the Sold Assets to the Issuer hereunder, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Sold Assets. The Depositor has not authorized the filing of, nor is aware of any financing statements against the Depositor that include a description of collateral covering the Sold Assets transferred hereunder other than any financing statement relating to the transfer of the Sold Assets hereunder or that has been or is being terminated in connection with the execution of this Agreement. The Depositor is not aware of any judgment or tax lien filings against it.

(B) With respect to Sold Assets which constitute “tangible chattel paper” or “instruments” within the meaning of the UCC, the Depositor shall deliver to the Custodian all original copies of the instruments that constitute or evidence the Sold Assets transferred hereunder. The Contracts and instruments that constitute or evidence the Sold Assets do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer.

(5) Survival of Perfection Representations. Notwithstanding any other provision of this Agreement or any other Transaction Document, the perfection representations contained herein shall be continuing, and remain in full force and effect until the occurrence of the final Payment Date.

(6) No Waiver. The Depositor (i) shall not, without obtaining the prior written consent of the Issuer and the Indenture Trustee waive any of these perfection representations; (ii) shall provide the Issuer with prompt written notice of any breach of these perfection representations, and shall not, without obtaining the prior written consent of the Issuer and the Indenture Trustee waive a breach of any of these perfection representations

(III)	Notice of Breach. Upon discovery by the Depositor of a breach of any of the foregoing representations and warranties, the Depositor shall give written notice to the Issuer and to the Indenture Trustee within three (3) Business Days of such discovery.

SECTION 5.3 Affirmative Covenants of the Depositor. At all times prior to the final Payment Date, the Depositor, for the benefit of the Issuer and its assignees, shall do each of the following:

(a) Conduct of Business; Ownership. The Depositor shall carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where failure to so comply would not have a Material Adverse Effect. The Depositor shall at all times, be a wholly-owned Subsidiary of the Originator;

(b) Compliance with Laws, Etc. The Depositor shall comply with all Laws to which it or its properties may be subject and preserve and maintain its limited liability company existence, rights, franchises, qualifications and privileges except where failure to so comply, preserve or maintain would not have a Material Adverse Effect;

(c) Inspection of Records.

(i) Prior to the occurrence of a Default or an Event of Default and once per calendar year at the expense of the party requesting such audit or inspection, the Depositor shall at any time during regular business hours, upon reasonable notice, as requested by the Issuer, permit the Issuer or its appointees (including, without limitation, the Indenture Trustee on behalf of the Noteholders, and its appointees and designees) to (A) examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Sold Assets, including the related Contracts and (B) visit the offices and properties of the Depositor, as applicable, for the purpose of examining such materials described in clause (i), and to discuss matters relating to the Sold Assets or the Depositor’s performance hereunder, under the Pool Receivables and under the other Transaction Documents to which it is a party with any of the officers, directors, or in the presence of an officer, employee or independent public accountant, of the Depositor having knowledge of such matters.

(ii) During a Default or an Event of Default, the Issuer and its assigns (including the Indenture Trustee on behalf of the Noteholders) may conduct an unlimited number of audits of the Depositor, as necessary, for any of the purposes set forth in (i) and (ii) above, as necessary, at the expense of the Depositor.

(d) Notice of the Issuer’s and Indenture Trustee’s Interest. In the event that the Depositor sells or otherwise transfers any interest in accounts receivable or any other financial assets (other than as contemplated by the Transaction Documents), any computer tapes or files or other documents or instruments provided by the Depositor in connection with any such sale or transfer shall, to the extent that such computer tapes, files or other documents or instruments contain any references to the Sold Assets, disclose the Issuer’s ownership of the Sold Assets and the Indenture Trustee’s security interest therein.

(e) Sale Treatment. The Depositor shall not account for, or otherwise treat, the transactions contemplated herein in any manner other than as a sale of the Sold Assets by the Depositor to the Issuer (except to the extent otherwise required (i) for United States federal income tax purposes under the Internal Revenue Code or (ii) by the application of consolidated financial reporting principles under GAAP).

(f) Protection of Security Interest of the Issuer and the Indenture Trustee. The Depositor agrees that it shall, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Issuer may reasonably request in order to perfect or protect the Issuer’s title in the Sold Assets (other than Equipment with an aggregate invoiced cost of $25,000 or less) or to enable the Issuer to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Depositor shall, upon the request of the Issuer (i) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as otherwise permitted to be executed and filed pursuant hereto) with respect to Equipment having an aggregate invoiced cost greater than $25,000 and (ii) mark its respective master data processing records and other documents with a legend describing the security interest granted to the Issuer in the Sold Assets. Without limiting the foregoing, the Depositor may in its discretion execute and file such financing or continuation statements or amendments thereto or assignments thereof (as otherwise permitted to be executed and filed pursuant hereto) with respect to Equipment having an original cost of $25,000 or less. To the fullest extent permitted by Applicable Law, the Issuer (or its assignee) shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Depositor’s signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(g) Taxes. The Depositor will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing by it (other than any amount of tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person).

SECTION 5.4 Negative Covenants of the Depositor At all times from the Closing Date to and including the final Payment Date:

(a) No Sales, Liens, Etc. Except as otherwise provided herein and in the other Transaction Documents, the Depositor shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien (other than Permitted Liens) (or the filing of any financing statement) upon or with respect to (i) any of the Sold Assets, or (ii) any inventory or goods (including the Equipment), the sale or lease of which gave rise to a Pool Receivable, or assign any right to receive income in respect thereof or (iii) any account which concentrates in a Lock-Box Account to which any Collections of any Pool Receivable are sent (except for any right of a Lock-Box Bank with respect to a Lock-Box Account as permitted under the Transaction Documents).

(b) No Extension or Amendment of Receivables. The Depositor shall not claim or assert that it has, solely in its capacity as Depositor, the right to extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract pursuant to which such Pool Receivable is created.

(c) Change of Name, Etc. The Depositor shall not change its name, identity, jurisdiction of formation or structure (including through a merger) or the location of its chief executive office or make any other change which, in the case of the foregoing, could cause any UCC financing statement filed in connection with this Agreement or any other Transaction Document to become “seriously misleading” under the UCC or change its jurisdiction of organization, unless at least thirty (30) days prior to the effective date of any such change the Depositor delivers to the Issuer and the Indenture Trustee such documents, instruments or agreements, executed by the Depositor as are necessary to reflect such change and to continue the perfection of the Issuer’s and the Indenture Trustee’s ownership interests or security interests in the Sold Assets. The Depositor will not become or seek to become organized under the laws of more than one jurisdiction.

SECTION 5.5 Repurchases by the Depositor.

(a) If a Responsible Officer of the Depositor has actual knowledge, or receives written notice, of a breach of the representations or warranties made by the Depositor pursuant to Section 5.2(II) with respect to any Pool Receivable that materially and adversely affects the interest of the Issuer or the Noteholders in such Pool Receivable and such breach has not been cured in all material respects by the last day of the second full Collection Period (or, at the Depositor’s option, the first full Collection Period) after the Responsible Officer obtains actual knowledge or is notified of such breach, the Depositor will repurchase such Pool Receivable by remitting (or causing to be remitted) an amount equal to the then Net Book Value of such Receivable (the “Repurchase Amount”) for such Receivable to the Collection Account on the Business Day preceding the Payment Date after such Collection Period.

(b) The sole remedy for a breach of the representations and warranties of the Depositor contained in Section 5.2(II) that has not been cured is (i) to require the Depositor to repurchase any Pool Receivable with respect to which the Depositor’s breach of such representations and warranties materially and adversely affected the interests of the Issuer or Noteholders in such Pool Receivable, or (ii) to require the Depositor or the Indenture Trustee to enforce the obligation of CCG to repurchase such Pool Receivable pursuant to Section 5.4 of the Purchase Agreement. None of the Servicer, the Owner Trustee, the Indenture Trustee or the Depositor will have any duty to conduct an investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to Section 5.5(a).

(c) When the Repurchase Amount is included in Available Amounts for a Payment Date, the Issuer will, without further action, be deemed to have sold and assigned to the Depositor as of the last day of the second preceding Collection Period all of the Issuer’s right, title and interest in and to the Pool Receivable repurchased by the Depositor pursuant to Section 5.5(a) and security and documents relating to such Pool Receivable. Such sale will not require any action by the Issuer and will be without recourse, representation or warranty by the Issuer or by the Indenture Trustee except the representation that the Issuer owns such Pool Receivable free and clear of any Liens other than Permitted Liens. Upon such sale, the Servicer will mark its computer records to indicate that such Receivable is no longer a Pool Receivable and take any action necessary or appropriate to evidence the sale of such Receivable, free from any Lien of the Issuer or the Indenture Trustee.

SECTION 5.6 Indemnities by the Depositor. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under this Agreement.

(a) The Depositor will, or will cause the Servicer to, indemnify, defend and hold harmless the Owner Trustee, the Issuer, the Indenture Trustee, the Back-Up Servicer and the Custodian and their respective officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions or activities contemplated in this Agreement and any of the Transaction Documents (except any income taxes arising out of fees paid to the Owner Trustee and the Indenture Trustee and except any taxes to which the Owner Trustee or the Indenture Trustee may otherwise be subject to, without regard to the transactions contemplated hereby), including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, federal or other income taxes arising out of distributions on the Notes) and costs and expenses in defending against the same.

(b) The Depositor will, or will cause the Servicer to, indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Back-Up Servicer and the Custodian and their respective officers, directors, employees and agents thereof from and against any loss, liability or expense incurred by reason of (i) the Depositor’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Depositor’s or the Issuer’s violation of federal or state securities laws in connection with the offering and sale of the Notes.

(c) The Depositor will, or will cause the Servicer to, indemnify, defend and hold harmless the Issuer, the Owner Trustee, Indenture Trustee, Custodian and Back-Up Servicer and their respective officers, directors, employees and agents thereof from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Transaction Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or gross negligence (except for errors in judgment) of the Owner Trustee, Indenture Trustee, the Custodian and the Back-Up Servicer, respectively.

Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Indenture Trustee, the Back-Up Servicer or the Custodian and the termination of this Agreement, the Indenture, the Custodian Agreement or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. Notwithstanding anything else set forth in this Sale and Servicing Agreement or the Transaction Documents, the Owner Trustee, the Indenture Trustee, the Back-Up Servicer or the Custodian agree that the obligations of the Depositor and of the Servicer shall be recourse only to the assets of such Persons, and specifically shall not be recourse to the Owner Trustee Estate. If the Depositor shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Depositor, without interest.

ARTICLE VI

THE SERVICER

SECTION 6.1 Representation and Warranties of the Servicer. The Servicer represents and warrants to the Issuer as of the Closing Date and on the date of the execution and delivery of this Agreement, on which the Issuer is relying on in acquiring the Pool Receivables and which will survive the sale of the Pool Receivables to the Issuer and pledge thereof to the Indenture Trustee pursuant to the Indenture:

(a) Corporate Existence and Power. It (i) is a corporation, duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization as specified in the preamble herein, (ii) is not organized under the Laws of any other jurisdiction or governmental authority, (iii) has all corporate power and all licenses, authorizations, consents and approvals of all Official Bodies required to own or lease its properties and to carry on its business in each jurisdiction in which its business is conducted (except where the failure to have any such licenses, authorizations, consents and approvals would not individually or in the aggregate have a Material Adverse Effect) and (iv) is duly qualified to do business and is in good standing in every other jurisdiction in which the nature of its business or ownership or lease of its properties requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party: (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate and shareholder action, (iii) require no action by or in respect of, or filing with, any Official Body or official thereof (except which have been (or as of the Closing Date will have been) duly made and in full force and effect), (iv) do not contravene, conflict with or constitute a default under (1) its articles of incorporation or by laws, (2) any Law applicable to it, (3) any material contractual restriction binding on or affecting it or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property or (v) will not result in the creation or imposition of any Lien upon or with respect to its property (except as contemplated hereby), which could reasonably be expected to have a Material Adverse Effect.

(c) Binding Effect. Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding equity or at law.

(d) Accuracy of Information. All written information heretofore furnished by it to the Issuer or the Indenture Trustee for purposes of or in connection with this Agreement or any transaction contemplated hereby is true, complete and accurate in every material respect, on the date such information is stated or certified, and no such item contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(e) Tax Status. It has (i) filed all tax returns (federal, state and local) required to be filed, (ii) paid or made adequate provision for the payment of all taxes, assessments and other governmental charges except for taxes, assessments and other governmental charges that are being contested in good faith through appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP and (iii) no tax lien has been filed and to its knowledge, no tax lien claim is being asserted against any of its properties which could reasonably be expected to have a Material Adverse Effect.

(f) Action, Suits. It is not in violation of any order of any Official Body or arbitrator. There are no actions, suits, litigation, investigations or proceedings pending, or to its knowledge, threatened, against or affecting it or any of its Affiliates or their respective properties, in or before any Official Body or arbitrator, which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(g) Principal Place of Business; Chief Executive Office; Location of Records. Its principal place of business, chief executive office and the offices where it keeps all its records related to the Contracts and Pool Receivables are located at the address(es) described on Schedule 3 or such other locations notified to the Issuer and the Indenture Trustee in accordance with this Agreement.

(h) Nature of Pool Receivables. Each Pool Receivable satisfied the definition of “Eligible Receivable” set forth in the Indenture as of the Closing Date.

(i) Credit and Collection Policy. The Credit and Collection Policy attached hereto as Exhibit C is the Credit and Collection Policy in effect as of the Closing Date. The Servicer has at all times complied with the Credit and Collection Policy with regard to each Pool Receivable.

(j) No Servicer Default or Event of Default. No event exists and no condition exists which constitutes a Servicer Default or an Event of Default.

(k) Not an Investment Company. It is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, or is exempt from all provisions of such act.

(l) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks are specified in Schedule 2, as updated from time to time by from the Servicer to the Issuer and the Indenture Trustee. All Obligors have been instructed to make payment in respect of the Contracts to a Lock-Box Account pursuant to Section 6.2(f). The Servicer shall at all times have the ability to identify and segregate all of the Collections from other funds on deposit in each Lock-Box Account within five (5) Business Days after receipt of such Collections.

(m) Nonconsolidation. The Servicer is operated in such a manner that the separate corporate existence of the Depositor would not be disregarded in the event of the bankruptcy or insolvency of the Servicer, or any Affiliate of the Servicer.

(n) Compliance with Law. It has complied with all Applicable Laws to which it may be subject (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) except where the failure to comply would not have a Material Adverse Effect.

(o) Lock-Box Intercreditor Agreement. Other than the Issuer and the Indenture Trustee, no Person has become a “Joined Party” (as such term is defined in the Lock-Box Intercreditor Agreement) since March 31, 2010.

(p) Representations and Warranties in other Transaction Documents. Each of the representations and warranties made by the Servicer contained in the Transaction Documents (other than this Agreement) is true, complete and correct in all respects and it hereby makes each such representation and warranty to, and for the benefit of, the Issuer and the Indenture Trustee as if the same were set forth in full herein.

SECTION 6.2 Covenants. At all times from the Closing Date to the final Payment Date, unless the Issuer or Indenture Trustee (at the direction of the Majority Holders) shall otherwise consent in writing, the Servicer hereby covenants and agrees with the Issuer for the benefit of the Indenture Trustee and the Noteholders:

(a) Change in Credit and Collection Policy. Within five (5) Business Days of the date on which any material amendment or modification to the Credit and Collection Policy is made that would affect the servicing and collection of the Contracts related to the Pool Receivables, the Servicer shall provide the Issuer, each Rating Agency and the Indenture Trustee with a copy of the Credit and Collection Policy then in effect and indicating such change or amendment, provided, however, that no such material amendment or modification to the Credit and Collection Policy shall be effective without the prior written consent of the Majority Holders. Section 6.3(c) hereof provides guidance as regards “material” changes for this purpose.

(b) Compliance with Laws, Etc. The Servicer shall comply with all Laws to which it or its respective properties may be subject and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except where failure to so comply would not have a Material Adverse Effect.

(c) Furnishing of Information and Inspection of Records. Once per calendar year at expense of the party requesting such audit or inspection, the Servicer shall at any time during regular business hours, upon reasonable notice, as requested by the Issuer, permit the Issuer or its appointees (including without limitation the Indenture Trustee on behalf of the Noteholders, and its appointees and designees) to (A) examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Pool Receivables or other Collateral and (B) visit the offices and properties of the Servicer, as applicable, for the purpose of examining such materials described in clause (i), and to discuss matters relating to the Collateral or the Servicer’s performance hereunder, under the Pool Receivables and under the other Transaction Documents to which it is a party with any of the officers, directors, or in the presence of an officer, employee or independent public accountant of the Servicer having knowledge of such matters.

(d) Keeping of Records and Books of Account. The Servicer shall maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and the related Contracts in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, computer tapes, disks, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of substantially all Collections of and adjustments to such Pool Receivables).

(e) Performance and Compliance with Contracts, Pool Receivables and Credit and Collection Policy. The Servicer shall, at its own expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables and the Issuer; and the Servicer, as to itself, shall timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

(f) Instructions to the Obligors. The Servicer shall instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account or to post office boxes to which only Lock-Box Banks have access and shall cause all items and amounts relating to such Collections received in such post office boxes to be removed by the applicable Lock-Box Bank and deposited into a Lock-Box Account on a daily basis.

(g) Deposits to Collection Account. The Servicer shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account cash or cash proceeds other than Collections or Excluded Amounts (or misdirected funds, which shall be removed as soon as practicable) in respect of the Pool Receivables. The Servicer shall at all times direct the Intercreditor Master Agent, and provide written disbursement instructions to the Intercreditor Master Agent directing it, to disburse funds from the Lock-Box Account which is subject to the Lock-Box Intercreditor Agreement to the Collection Account in accordance with Section 4(f) of the Lock-Box Intercreditor Agreement.

(h) Taxes. The Servicer will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing by it (other than any amount of tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person).

(i) Insurance. The Servicer will cause the related Obligors to maintain the following types of insurance: with respect to a Pool Receivable that is a lease, liability and property damage and with respect to a Pool Receivable that is a loan, property damage on the Equipment in accordance commensurate with insurance maintained by companies engaged in similar lines of business.

(j) Titles.

(i) Prior to the occurrence of a Servicer Default or an Event of Default, the Servicer shall hold the titles to Equipment evidenced by a certificate of title in trust for the benefit of the Indenture Trustee and the Noteholders.

(ii) At all times after the occurrence of a Servicer Default or an Event of Default, the Servicer shall deliver all titles to Equipment evidenced by a certificate of title to the Custodian.

(k) Custodian File. Not later than the Closing Date or ten Business Days following any applicable Substitution Date, the Servicer shall cause to be delivered to the Custodian an accurate and complete Custodian File for each related Pool Receivable.

(l) Protection of Security Interest of the Issuer and the Indenture Trustee. The Servicer agrees that it shall, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Issuer or the Indenture Trustee may reasonably request in order to perfect or protect the Issuer’s security interest and Indenture Trustee’s security interest in the Pool Receivables or to enable the Issuer or the Indenture Trustee to exercise or enforce any of its respective rights under this Agreement and any other Transaction Document to which it is a party. Without limiting the foregoing, the Servicer shall, upon the request of the Issuer or the Indenture Trustee (i) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as otherwise permitted to be executed and filed pursuant hereto) with respect to Equipment having an aggregate invoiced cost greater than $25,000 and (ii) mark its respective master data processing records and other documents with a legend describing the security interest granted to the Issuer in the Collateral. Without limiting the foregoing, the Servicer may in its discretion execute and file such financing or continuation statements or amendments thereto or assignments thereof (as otherwise permitted to be executed and filed pursuant hereto) with respect to Equipment having an aggregate invoiced cost of $25,000 or less. To the fullest extent permitted by Applicable Law, the Issuer (or its assignee) shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Depositor’s signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(m) Notice to Obligors. Upon an Event of Default or a Servicer Default, to the extent the laws or regulations of a State require a lienholder to provide notice to an Obligor if the security interest in the related property has been assigned, the Servicer will provide the related Obligor with notice of the Indenture Trustee’s security interest in the Equipment.

SECTION 6.3 Negative Covenants of the Servicer. At all times from the Closing Date to the final Payment Date, unless the Issuer shall otherwise consent in writing, the Servicer hereby covenants and agrees with the Issuer and the Indenture Trustee as follows:

(a) No Sales, Liens, Etc. Except as otherwise provided herein, Servicer not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien (other than Permitted Liens) upon, or file any financing statement with respect to: (i) any of the Collateral, or (ii) any inventory or goods (including the Equipment), the sale or lease of which gave rise to a Related Security, or assign any right to receive income in respect thereof; provided, that the Servicer, at the direction of the Originator, may substitute Eligible Receivables in accordance with Section 3.3.

(b) No Extension or Amendment of Contracts. Except as otherwise permitted in Section 3.2, the Servicer shall not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

(c) No Material Change in Credit and Collection Policy Without Consent. The Servicer may not make or permit to be made any material change to the Credit and Collection Policy without the prior written consent of the Majority Holders. For purposes hereof and for Section 6.2(a), a change to the Credit and Collection Policy, is “material” if such change would, if made, impair the collectability of any Pool Receivable or otherwise have a Material Adverse Effect.

(d) Change in Payment Instructions to Obligors. The Servicer shall not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Schedule 2 or make any change in any material respect in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or to the Collection Account and (ii) the Issuer, the Indenture Trustee shall have received written notice of such addition, termination or change at least thirty (30) days prior thereto and the Majority Holders shall have given prior written approval thereof.

(e) Change of Name, Etc. The Servicer shall not change its name, identity, jurisdiction of formation or structure (including through a merger) or the location of its chief executive office or make any other change which, in the case of the foregoing, could cause any UCC financing statement filed in connection with this Agreement or any other Transaction Document to become “seriously misleading” under the UCC or change its jurisdiction of organization, unless at least thirty (30) days prior to the effective date of any such change the Servicer delivers to the Issuer and the Indenture Trustee such documents, instruments or agreements, executed by the Servicer as are necessary to reflect such change and to continue the perfection of the Issuer’s and the Indenture Trustee’s ownership interests or security interests in the Collateral. The Servicer will not become or seek to become organized under the laws of more than one jurisdiction.

SECTION 6.4 Indemnities by the Servicer Without limiting any other rights which the Indenture Trustee, the Issuer, the Owner Trustee, the Back-Up Servicer and the Custodian or any of their respective officers, directors, employees or agents (each, for purposes of this Section 6.4, the “Indemnified Parties”) may have hereunder, under the Indenture or under Applicable Law, the Servicer hereby agrees to indemnify (without recourse, except as otherwise specifically provided in this Agreement) the Indemnified Parties from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys’ fees and disbursements (collectively being referred to as “Indemnities”) arising out of or resulting from (whether directly or indirectly) (a) the failure of any information contained in any Servicer Report (to the extent provided by the Servicer) to be true and correct, or the failure of any other information provided to any Indemnified Party by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made, (c) the failure by the Servicer to comply with any Applicable Law with respect to any Pool Receivable, (d) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof whether or not resulting in a Servicer Default hereunder and (e) the failure by the Servicer to accept or perform the trusts and duties set forth herein and in the Transaction Documents; excluding, however, (a) Indemnities resulting from gross negligence or willful misconduct on the part of such Indemnified Party and (b) Indemnities to the extent solely due to non-payment by any Obligor of an amount due and payable with respect to a Pool Receivable for credit reasons.

Indemnification under this Section 6.4 shall survive the resignation or removal of the Owner Trustee, the Indenture Trustee, the Back-Up Servicer or the Custodian and the termination of this Agreement, the Indenture, the Custodian Agreement or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 6.4 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

SECTION 6.5 Breach of Representations; Non-Permitted Extension. If as of the end of any calendar month: (a) any Scheduled Payment of a Pool Receivable is reduced or such Pool Receivable is canceled, (b) any of the representations or warranties set forth in Article VI was or becomes untrue in any material respect with respect to a Pool Receivable, (c) any Pool Receivable has been amended, modified, adjusted or extended other than pursuant to a Permitted Servicer Adjustment or (d) the Servicer is in breach of any other covenant set forth in this Article VI and such breach materially and adversely affects the interest of the Issuer or the Noteholders in the related Pool Receivable, the Servicer shall pay to the Indenture Trustee on behalf of the Issuer by no later than the next Payment Date in immediately available funds an amount equal to the Repurchase Price of such Pool Receivable and such amount shall be promptly deposited into the Collection Account and applied by the Indenture Trustee as a Collection in accordance with Section 4.5(a) of the Indenture.

SECTION 6.6 Merger or Consolidation of, or Assumption of the Obligations of, Servicer The Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person unless:

(a) (i) the Person formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, a corporation, limited partnership or limited liability company organized and existing under the laws of the United States of America or any State or the District of Columbia, and such entity shall have expressly assumed, by an agreement supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the performance of every covenant and obligation of the Servicer hereunder for which such Person shall act as Servicer; (ii) the surviving entity of such merger or conveyance or transfer of property and assets is a consolidated subsidiary of CCG; and (iii) the Servicer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each in form reasonably satisfactory to the Indenture Trustee stating that such consolidation, merger, conveyance or transfer complies with this Section 6.6 and that all conditions precedent herein provided for relating to such transaction have been complied with;

(b) each Rating Agency shall have received prior notice from the Servicer of the proposed consolidation or merger or conveyance or transfer, as the case may be, and shall not have indicated to the Issuer, the Servicer or the Indenture Trustee, that such action would result in a reduction or withdrawal of the rating of the Notes; and

(c) the corporation, limited partnership or limited liability company formed by such consolidation or into which the Servicer is merged or which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall have all licenses and approvals of governmental authorities required to service the Pool Receivables for which the Servicer shall act in such capacity, except to the extent the failure to have any such license does not have, and could not reasonably be expected to have, a Material Adverse Effect.

SECTION 6.7 The Servicer May Own Notes. The Servicer may become the owner or pledgee of the Notes and may deal with the Depositor, the Indenture Trustee and the Issuer in banking transactions with the same rights as it would have if it were not Servicer.

ARTICLE VII

SERVICER DEFAULTS

SECTION 7.1 Servicer Default The occurrence of any one or more of the following events shall constitute a “Servicer Default”:

(a) failure to make any payment, transfer or deposit on or before the date occurring three Business Days after the date of such payment, transfer, deposit, instruction, or notice is required to be made or given hereunder or pursuant to the Indenture and notice thereof has been given to a Responsible Officer of the Servicer in writing;

(b) an Event of Bankruptcy occurs with respect to the Servicer;

(c) any representation, warranty or certification made by the Servicer hereunder or in any certificate delivered hereunder shall prove to have been incorrect when made, has a Material Adverse Effect and continues to be incorrect in any material respect for a period of 30 days after the first to occur of (i) the date on which written notice of such incorrectness shall have been given to the Servicer by the Indenture Trustee or the Majority Holders or (ii) the date on which the Servicer becomes aware of the incorrectness (provided, that, the Indenture Trustee shall not be obligated to determine materiality for purposes of this Section 7.1(c));

(d) failure to observe or perform in any material respect any other covenant or agreement of the Servicer hereunder which materially and adversely affects the rights of the Noteholders and continues unremedied for a period of 30 days after the earlier of (i) the date the Servicer or Issuer receives notification in writing of such failure from the Indenture Trustee or the Majority Holders or (ii) the Servicer learns of such failure (provided, that, the Indenture Trustee shall not be obligated to determine materiality for purposes of this Section 7.1(d)); and

(e) the Servicer’s Tangible Net Worth at the end of any calendar quarter is less than $35,000,000.

The Servicer will notify the Depositor, the Owner Trustee, the Indenture Trustee, the Back-Up Servicer and each Rating Agency of any Servicer Default under this Section 7.1, no later than five (5) Business Days after a Responsible Officer of the Servicer obtains actual knowledge of such event.

SECTION 7.2 Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer or the Back-Up Servicer, the Indenture Trustee shall give prompt written notice thereof to each Noteholder and to the Depositor (who shall promptly deliver such notice to each Rating Agency).

SECTION 7.3 Waiver of Servicer Defaults. The Majority Holders, or, if no Notes are Outstanding, the Owner Trustee, at the direction of the Certificateholder, may waive any Servicer Default and its consequences, except an event resulting from the failure to make any required deposits to or payments from any of the Bank Accounts in accordance with this Agreement that resulted in an Event of Default in the payment of principal or interest on the Notes (other than an Event of Default relating to failure to pay principal due only by reason of acceleration) under the Indenture. Upon any such waiver of a Servicer Default, such Servicer Default will cease to exist and will be deemed to have been remedied for every purpose under this Agreement. No such waiver will extend to any subsequent or other event or impair any right resulting from such waiver. The Issuer will promptly notify each Rating Agency of any such waiver.

SECTION 7.4 Effect of a Servicer Default.

(a) Upon the occurrence of a Servicer Default, the Indenture Trustee may, and upon the written direction of the Majority Holders shall, designate as Servicer the Back-Up Servicer or any other Person that is an established financial institution having a Tangible Net Worth of at least $50,000,000 and the regular business of which includes the servicing of receivables similar to the Pool Receivables to succeed CCG or any successor (the “Successor Servicer”), on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof, provided, however, that if a Servicer Default occurs as a result of an Event of Bankruptcy with respect to the Servicer, the Back-Up Servicer shall become the Successor Servicer without any action by the Indenture Trustee or the Noteholders. Upon such agreement by the Successor Servicer, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. As compensation, any Successor Servicer (including, without limitation, the Back-Up Servicer) so appointed shall be entitled to receive the Servicing Fee and any reasonable out-of-pocket expenses, together with any other servicing compensation in the form of assumption fees or otherwise as provided herein, including, without limitation, the reasonable costs (including reasonable attorneys’ fees) of the Successor Servicer incurred in connection with the transferring of servicing obligations under this Agreement.

(b) Upon the designation of a Successor Servicer as set forth above, CCG agrees that it will terminate its activities as Servicer hereunder in a manner which the Indenture Trustee determines will facilitate the transition of the performance of such activities to the Successor Servicer, and CCG shall cooperate with and assist such Successor Servicer. Such cooperation shall include access to and transfer of records and use by the Successor Servicer of all records, licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

(c) The Servicer hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then current Servicer so requests) for a six (6) month period of time following the termination of the Servicer as the data-processing agent of the Servicer and, in such capacity, the Originator shall conduct the data-processing functions of the administration of the Pool Receivables and the Collections thereon in substantially the same way that the Originator conducted such data-processing functions while it acted as the Servicer at the Originator’s expense.

(d) Any Successor Servicer hereunder may, to the extent agreed by the Indenture Trustee (at the written direction of the Majority Holders), use credit and collection policies and procedures other than the Credit and Collection Policy in servicing the Pool Receivables.

(e) The Back-Up Servicer hereby accepts any appointment of it as Successor Servicer that the Indenture Trustee (at the written direction of the Majority Holders) may make from time to time pursuant to Section 7.4 and agrees to assume all duties and obligations of the Servicer hereunder. Upon the Back-Up Servicer receiving notice that it is required to serve as the Servicer hereunder pursuant to Section 7.4 the Back-Up Servicer will promptly begin the transition to its role as Servicer. If the Back-Up Servicer has become the Servicer hereunder, it shall not resign as servicer until a Successor Servicer has been appointed and accepted such appointment. Notwithstanding anything contained herein to the contrary, PFSC, as Successor Servicer, shall have no (i) substitution obligations under Section 3.3, (ii) repurchase rights or obligations under Sections 3.4 and 6.5, (iii) servicer advance rights or obligations under Section 3.6, (iv) responsibilities for the representations and warranties of any prior servicer, (v) indemnity obligations of any prior servicer, (vi) financial covenant obligations under Section 7.1 and (vii) obligation to bring suits in its own name in its capacity as Successor Servicer. In addition, PFSC, as Successor Servicer, shall not be responsible for the costs of audits or inspections as a result of a Default or Event of Default under Section 6.2(c) unless PFSC is reimbursed for such costs pursuant to Sections 4.5(a) or (b) of the Indenture.

ARTICLE VIII

THE BACK-UP SERVICER

SECTION 8.1 Representations of Back-Up Servicer. The Back-Up Servicer makes the following representations and warranties:

(a) The Back-Up Servicer has been duly organized and is validly existing as a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted.

(b) The Back-Up Servicer has the power and authority to execute and deliver this Agreement and any other Transaction Document to which it is a party and to carry out its respective terms, and the execution, delivery, and performance of this Agreement and any other Transaction Document to which it is a party shall have been duly authorized by the Back-Up Servicer by all necessary corporate action.

(c) This Agreement and any other Transaction Document to which it is a party constitutes a legal, valid, and binding obligation of the Back-Up Servicer enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(d) The entering into of this Agreement and the other Transaction Documents to which it is a party and the performance by the Back-Up Servicer of its obligations under such agreements and the consummation of the transactions herein and therein contemplated will not (i) conflict with the organizational documents of the Back-Up Servicer or result in a breach of any of the terms or provisions of, conflict with or constitute a default under, any agreement, mortgage, deed of trust or other such instrument to which the Back-Up Servicer is a party or by which it is bound; (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Back-Up Servicer pursuant to the terms of any material agreement, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject; or (iii) result in any violation of any statute or any order, rule or regulation of any court or any regulatory authority or other governmental agency or body having jurisdiction over it or any of its properties.

(e) There are no proceedings or investigations pending or, to the Back-Up Servicer’s best knowledge, threatened before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Back-Up Servicer or its properties (i) asserting the invalidity of this Agreement or any of the other Transaction Documents to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents to which it is a party, or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Back-Up Servicer of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Documents to which it is a party.

(f) The Back-Up Servicer has and shall preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary or desirable to enable it to perform its duties as Back-Up Servicer and Successor Servicer under this Agreement or under any of the other Transaction Documents to which it is a party, except where the failure to so qualify would not have a Material Adverse Effect.

(g) The Back-Up Servicer has operated its business in accordance with all Applicable Laws and regulations and it is not in violation of any such laws or regulations other than such violations which singly or in the aggregate do not, and, with the passage of time will not, have a material adverse affect on its business or assets, or its ability to perform its obligations under this Agreement.

(h) The Back-Up Servicer shall be provided by the Servicer the information it reasonably requires to perform its duties set forth in Section 8.4 and the Back-Up Servicer acknowledges that it has the systems in place capable of providing and storing such information.

SECTION 8.2 Merger or Consolidation of, or Assumption of the Obligations of, Back-Up Servicer. Any Person (a) into which the Back-Up Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Back-Up Servicer shall be a party, or (c) which may succeed to the properties and assets of the Back-Up Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Back-Up Servicer hereunder, shall be the successor to the Back-Up Servicer under this Agreement without further act on the part of any of the parties to this Agreement.

SECTION 8.3 Back-Up Servicer Resignation and Removal.

(a) The Back-Up Servicer shall not resign from its obligations and duties under this Agreement or any other Transaction Document to which it is a party except (a) as required in Section 8.2, (b) upon determination that the performance of its duties shall no longer be permissible under Applicable Law (any such determination permitting the resignation of the Back-Up Servicer shall be evidenced by an opinion of Independent counsel to such effect delivered to the Indenture Trustee), or (c) with the prior written consent of the Indenture Trustee (at the written direction of the Majority Holders), but only if, in any such case, a replacement Back-Up Servicer is found that (i) is experienced in the business of acting as servicer with respect to financial agreements of the type comprising the Pool Receivables and (ii) will provide back-up servicing and agree to become the Successor Servicer on the same terms as then in effect under this Agreement and the other Transaction Documents.

(b) The Servicer may, with the prior written consent of the Indenture Trustee (at the written direction of the Majority Holders, which consent and direction shall not be unreasonably withheld), terminate the Back-Up Servicer for cause; provided, however, that concurrent with such termination, the Servicer shall replace PFSC with a back-up servicer meeting the requirements set forth in Section 7.4.

(c) Upon the Back-Up Servicer’s resignation or termination pursuant to Section 8.2 or this Section 8.3, notice thereof shall be provided to the Indenture Trustee and each Rating Agency, and the Back-Up Servicer shall comply with the provisions of this Agreement and the other Transaction Documents to which it is a party until the acceptance of a successor Back-Up Servicer acceptable to the Majority Noteholders.

SECTION 8.4 Obligations of Back-Up Servicer.

(a) The Back-Up Servicer shall serve in a reserve capacity to the Servicer, and shall be willing to assume the duties of the Servicer on direction from the Indenture Trustee. In its capacity as Back-Up Servicer, the Back-Up Servicer shall perform the following duties:

(A) on a monthly basis, receive the Servicer’s month-end portfolio file extracted from the Servicers’ servicing system in a mutually agreed upon format containing information regarding the Pool Receivables sold to the Issuer;

(B) on a monthly basis, receive from the Servicer the Servicer Report which includes information for the Pool Receivables purchased by the Issuer; and

(C) on a monthly basis, the Back-Up Servicer shall load the Servicer’s month-end portfolio file on to the Back-Up Servicer’s data warehouse system.

(b) Other than as specifically set forth elsewhere in this Agreement or in any other Transaction Document, the Back-Up Servicer shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer and shall have no liability for any action taken or omitted by the Servicer.

(c) The Back-Up Servicer shall consult fully with the Servicer as may be necessary from time to time to perform or carry out the Back-Up Servicer’s obligations hereunder, including the obligation to succeed at any time to the duties and obligations of the Servicer as servicer under Section 7.3.

SECTION 8.5 Back-Up Servicer Compensation.

As compensation for the performance of its obligations as Back-Up Servicer under this Agreement and the other Transaction Documents to which it is a party, the Back-Up Servicer shall be entitled to receive the Back-Up Servicer Fee.

SECTION 8.6 Duties and Responsibilities.

(a) The Back-Up Servicer shall perform such duties and only such duties as are specifically set forth in this Agreement and the other Transaction Documents to which it is a party, and no implied covenants or obligations shall be read into this Agreement against the Back-Up Servicer.

(b) In the absence of bad faith or negligence on its part, the Back-Up Servicer may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Back-Up Servicer and conforming to the requirements of this Agreement and the other Transaction Documents to which it is a party; but in the case of any such certificates or opinions, which by any provision hereof are specifically required to be furnished to the Back-Up Servicer, the Back-Up Servicer shall be under a duty to examine the same and to determine whether or not they conform to the requirements of this Agreement and the other Transaction Documents to which it is a party. Neither the Back-Up Servicer nor any of its officers, employees or agents shall be liable to the Servicer, the Issuer, the Indenture Trustee or the Noteholders for any action taken or for refraining from the taking of any action in accordance with customary industry standards for servicing leases and loans of the type which comprise the Pool Receivables, or for mistakes or errors in judgment; provided, however, that (i) this provision shall not protect the Back-Up Servicer from liability to the Servicer, the Issuer, the Indenture Trustee or the Noteholders for any losses, claims, liabilities, or damages incurred by such party by reason of willful misconduct or gross negligence of the Back-Up Servicer in the performance of its duties and obligations hereunder, and (ii) in the event that the Back-Up Servicer becomes the successor Servicer hereunder, the Back-Up Servicer’s duties and responsibilities as Servicer will be as set forth elsewhere in this Agreement and it will no longer be subject to the terms of this Section 8.6. Subject to the preceding sentence, in no event will the

Back-Up Servicer be liable to the Servicer, the Issuer, the Indenture Trustee or the Noteholders for any losses, claims, liabilities or damages incurred by such party arising out of or relating to the acts or omissions of the Back-Up Servicer in reliance in good faith on any document which is prepared or furnished to it by Servicer or by such other party. No damages shall be assessed or charged against the Back-Up Servicer when any delay or breach on its part is caused by the failure of the Servicer, the Issuer, the Indenture Trustee or the Noteholders to furnish input or information required of such party, the failure of any utility or communications company to furnish services or for any other reasons beyond the control of the Back-Up Servicer. Under no circumstances in its capacity under any Transaction Document shall PFSC be responsible to any party for reimbursement of any consequential, special or indirect damages, lost profits, lost investments or business opportunity, interest, damages to reputation, punitive damages, exemplary damages, treble damages, nominal damages or operating losses.

(c) Notwithstanding anything contained in this Agreement to the contrary, the Back-Up Servicer shall only be required to perform its obligations in the time and manner set forth in this Agreement if, and to the extent, any information which is required to be delivered to the Back-Up Servicer or any information on which the Back-Up Servicer is authorized to rely on, is delivered to the Back-Up Servicer in accordance with provisions of this Agreement or is provided to the Back-Up Servicer in a format that is reasonably acceptable to the Back-Up Servicer, as applicable; provided, however, that nothing in this paragraph shall be construed to relieve the Back-Up Servicer of its obligations under this Agreement if the failure to appropriately deliver or provide any such information to the Back-Up Servicer is remedied or is otherwise reasonably available to the Back-Up Servicer without undue cost or time.

(d) The terms of this Section 8.6 shall survive the termination of the Back-Up Servicer’s obligations hereunder.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1 Term of Agreement.

This Agreement shall terminate on the final Payment Date or the date on which the Notes are redeemed pursuant to Section 3.13 of the Indenture; provided, however, that (a) the rights and remedies of the Issuer or the Indenture Trustee, with respect to any representation and warranty made or deemed to be made by the Servicer pursuant to this Agreement, and (b) the indemnification provisions of Sections 5.6 and 6.4, shall be continuing and shall survive any termination of this Agreement.

SECTION 9.2 Amendments.

(a) Any term or provision of this Agreement may be amended by the parties hereto, (and with the consent of the Owner Trustee to the extent that its respective rights or obligations will be materially and adversely affected, which consent may not be unreasonably withheld, delayed or conditioned) without the consent of any Noteholder or any other Person but with written notice to each Rating Agency subject to the satisfaction of one of the following conditions:

(i) (A) the Servicer or the Issuing Entity delivers an Officer’s Certificate to the Indenture Trustee and the Owner Trustee to the effect that such amendment will not materially and adversely affect the interest of any Noteholder or (B) the Rating Agency Confirmation is received with respect to such amendment and the Servicer or the Issuing Entity notifies the Indenture Trustee in writing that the Rating Agency Confirmation has been received with respect to such amendment, and

(ii) the Servicer or the Issuing Entity delivers an Opinion of Counsel to the Indenture Trustee and the Owner Trustee to the effect that such amendment will not (A) cause any Note to be deemed sold or exchanged for purposes of Section 1001 of the Internal Revenue Code, (B) cause the Issuing Entity to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, or (C) adversely affect the treatment of the Notes as debt for U.S. federal income tax purposes.

(b) This Agreement may also be amended from time to time by the parties hereto, (and the consent of the Owner Trustee to the extent that its respective rights or obligations will be materially and adversely affected, which consent may not be unreasonably withheld, delayed or conditioned) with the consent of the Majority Holders and with written notice to each Rating Agency, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, that no such amendment shall (i) reduce the interest rate or principal amount of any Note or change or delay the Maturity Date of any Note without the consent of the Holder of such Note or (ii) reduce the percentage of the aggregate outstanding principal balance of the Outstanding Notes, the consent of which is required to consent to any matter without the consent of the Noteholders of at least the percentage of the Note Balance which was required to consent to such matter before giving effect to such amendment.

(c) Promptly upon the execution of any amendment in accordance with this Section 9.2, the Issuer will send a copy of such amendment to the Indenture Trustee and each Rating Agency, and the Indenture Trustee will notify each Noteholder of the substance of such amendment.

(d) If the consent of the Owner Trustee or the Noteholders is required, they do not need to approve the particular form of any proposed amendment so long as their consent approves the substance of the proposed amendment.

(e) Before executing any amendment to this Agreement, the Owner Trustee and the Indenture Trustee will be entitled to request, receive and rely upon an Opinion of Counsel delivered by the Depositor stating that the execution of such amendment is authorized or permitted by this Agreement.

SECTION 9.3 Notices; Payment Information.

Except as provided below, all communications and notices provided for hereunder shall be in writing (including facsimile or electronic transmission or similar writing) and shall be given to the other party at its address or facsimile number set forth in Schedule 4 or at such other address or facsimile number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in Schedule 4 and confirmation is received, (b) if given by mail, three (3) Business Days following such posting, if postage prepaid, and if sent via U.S. certified or registered mail, (c) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in Schedule 4.

SECTION 9.4 Governing Law; Submission to Jurisdiction; Appointment of Service Agent.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) EACH OF THE ISSUER, THE DEPOSITOR, THE BACK-UP SERVICER AND THE SERVICER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE ISSUER, THE DEPOSITOR AND THE BACK-UP SERVICER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 9.4 SHALL AFFECT THE RIGHT OF THE NOTEHOLDERS TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OF THE ISSUER, THE DEPOSITOR, THE BACK-UP SERVICER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

(c) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

SECTION 9.5 Integration. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

SECTION 9.6 Severability of Provisions. If any one or more of the provisions of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of such other provisions.

SECTION 9.7 Counterparts; Facsimile Delivery. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile or other electronic transmission (i.e., “pdf” or “tif”) of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.

SECTION 9.8 Successors and Assigns; Binding Effect.

(a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Issuer nor the Servicer may assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Indenture Trustee. Except as provided in clauses (b), (e), or (h) below, no provision of this Agreement shall in any manner restrict the ability of any Noteholder to assign, participate, grant security interests in, or otherwise transfer its interest in the Notes.

SECTION 9.9 Nonpetition Covenants.

(a) Notwithstanding any prior termination of this Agreement, none of the Servicer, the Originator, the Indenture Trustee, the Back-up Servicer or the Depositor shall, prior to the date which is two years and one day after the payment in full of all obligations of the Issuer in respect of all securities issued by the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

(b) Notwithstanding any prior termination of this Agreement, none of the Servicer, the Originator, the Indenture Trustee or the Back-up Servicer shall, prior to the date that is one year and one day after the payment in full of all obligations of the Depositor in respect of all securities issued by the Depositor, acquiesce to, petition or otherwise invoke or cause the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

SECTION 9.10 Limitation of Liability of Owner Trustee and Indenture Trustee.

(a) It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or the other Transaction Documents.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by U.S. Bank National Association, not in its individual capacity but solely as Indenture Trustee and in no event shall U.S. Bank National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

(c) In no event shall U.S. Bank National Association, in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Statutory Trust Statute, common law, or the Trust Agreement.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

CCG RECEIVABLES IV, LLC, as Depositor

By:	/s/ Roger Gebhart

	Name:	Roger Gebhart
	Title:	Chief Financial Officer and Treasurer

CCG RECEIVABLES TRUST 2013-1, as Issuer

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Owner Trustee of CCG RECEIVABLES TRUST 2013-1

By:	/s/ Jennifer A. Luce

	Name:	Jennifer A. Luce
	Title:	Vice President

COMMERCIAL CREDIT GROUP INC., as Servicer and as Originator

By:	/s/ Roger Gebhart

	Name:	Roger Gebhart
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Sale and Servicing Agreement]

PORTFOLIO FINANCIAL SERVICING COMPANY, as Back-Up Servicer

By:	/s/ John Enyart

	Name:	John Enyart
	Title:	President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Toby Robillard

	Name:	Toby Robillard
	Title:	Vice President

[Signature Page to Sale and Servicing Agreement]

SCHEDULE 1

Schedule of Pool Receivables

Schedule 1

Schedule of Released Collateral

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
559	101051101	1560	108291201	1346	202281101
1247	101131101	1140	108301001	1350	202281105
1247	101261101	1307	108301203	76	202291203
1279	101271103	1186	108311002	1189	203111101
1316	101311101	1190	109021001	693	203181102
722	102011101	1886	109061201	1240	203221102
1339	102221101	1895	109131201	369	203231101
39	102251104	1202	109211001	986	203261001
1268	102281103	1512	109211201	1845	203291002
1349	102281105	1914	109261201	1376	203311100
1360	103171101	1868	109281203	415	203311103
1361	103211101	1869	109281204	1085	203311105
1180	103211102	470	109291001	1124	203311106
1365	103241101	1119	110071001	89	203311107
1370	103301102	1179	110141001	807	204011101
40	104181201	470	110191001	1080	204121001
1397	104281102	470	110251001	570	204171202
1761	105031201	1237	110291003	347	204191101
1710	105231201	282	110311102	1386	204271101
363	105241101	1241	111021001	445	204291102
14	105291201	1244	111041001	880	205031001
1549	105311201	103	111091101	1395	205241202
18	105311202	1479	111141102	1107	205281006
1790	105311203	1249	111151001	1533	205291201
1	105311205	1257	111181001	1303	205301201
2	105311206	142	111221001	646	205311202
1503	105311207	1263	111291001	1791	205311206
1798	106081202	930	112161001	1643	206071202
1257	106151201	1285	112171001	1784	206181201
1754	106211201	1288	112201001	967	206281203
470	106211202	589	112211001	1775	206281207
1817	106271201	1290	112311001	1126	207211001
1820	106281201	1044	201061001	986	207271002
1821	106291204	1317	201141101	1587	207301202
1475	107151102	986	201241101	1852	207311205
1481	107181201	896	201281101	521	208081205
1578	107271201	719	201311101	1849	208131202
1458	107271203	1333	202151101	1492	208131203
1826	107301202	1332	202151102	1376	208161203
722	108021001	1335	202161102	1525	208201201
1140	108151201	1337	202181101	1199	208231201
722	108181001	1340	202221101	1599	208241202
1397	108201201	1341	202241101	896	208241203
1738	108201202	1327	202241102	1682	208301201
699	108251002	1028	202251002	1930	209041202

Sch. 1-1

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
392	209101201	700	303081101	1570	306131205
1403	209141202	1145	303211101	827	306211201
1831	209141204	386	303211102	1009	306211202
1047	209181201	1364	303241101	1671	306211203
1299	209201202	1369	303281104	1813	306251202
1818	209201203	1071	303291103	1536	306251206
1346	209241203	960	303301101	1815	306251207
1721	209261201	1278	303301204	760	306281201
1923	209271201	1469	303301206	1819	306281202
1485	209281201	1278	303301207	355	306291102
392	209281203	473	303311101	1156	306291202
1931	209281204	1375	303311103	1822	306291203
1757	209281205	564	304051201	167	306291205
76	210031101	350	304071002	1746	307051202
1218	210081001	1383	304091201	700	307171201
1219	210121002	1278	304101204	379	307181102
1208	210121003	1278	304101205	736	307191201
1196	210131002	1009	304131101	995	307201001
807	210311104	1741	304161203	1638	307231201
1243	211081001	65	304201101	1838	307231202
845	211171001	1391	304211105	1581	307251201
1255	211181001	927	304211106	1582	307251202
667	211191001	1092	304231007	795	307291102
1031	211291001	1713	304241201	1847	307301203
860	211291104	1746	304241203	1848	307301207
1270	211301003	951	304281102	173	307311203
1269	211301004	899	304301001	1001	307311204
1281	212131002	723	305141002	1617	307311206
1038	212280901	1668	305161201	1162	308051002
13	212281001	1641	305171203	1856	308071201
807	212291001	700	305211202	1813	308141201
1301	212311002	717	305241001	1850	308201201
1300	212311003	717	305241002	1320	308271203
1303	212311007	1364	305241103	760	308301203
1302	212311008	700	305241201	993	308311203
1297	212311009	1781	305241202	1884	308311206
1322	301281101	1388	305261104	700	309121201
350	301281102	1265	305291201	907	309121202
1118	301281105	1713	305301201	935	309121203
1328	302071101	1786	305311204	1894	309131202
1278	302101101	1785	305311206	1904	309181207
1571	302141201	1796	306051201	1920	309261203
1571	302141202	1425	306071201	1928	309281206
1214	302181101	1543	306081201	1925	309281208
1145	302251102	1312	306111201	1162	309301103
1347	302281101	1570	306131201	1222	310131001
1348	302281102	1570	306131202	1228	310151002
717	302281203	1570	306131203	960	310181001
1082	302291204	1570	306131204	1229	310181002

Sch. 1-2

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
1148	310211102	1507	1C02141302	2001	1T12111201
260	310291001	2077	1C03011301	1974	1T12131202
1176	311021001	1110	1C10111201	1949	1T12141201
795	311081001	647	1C10241201	2023	1T12271201
1145	311081002	1959	1C10251201	2024	1T12281201
1251	311111002	1857	1C10291201	1623	1T12311201
637	311161005	18	1C10311201	2037	1T12311203
736	311181001	1964	1C10311202	1787	1T12311204
1256	311191005	1726	1C11261201	2040	2W01021301
744	311211102	1985	1C11271202	2047	2W01161301
684	311211103	1415	1C11301201	1682	2W01241301
260	311221002	1993	1C11301202	2066	2W01281303
1264	311291004	1994	1C11301204	2066	2W01281304
1125	311291005	1995	1C12041201	663	2W01311304
1570	311291106	259	1C12191201	267	2W02011301
1570	311291107	669	1C12201201	2076	2W02111301
1153	311301005	1307	1C12201203	1031	2W02251305
1273	312071001	1584	1C12211202	1533	2W02281301
260	312091001	1993	1C12261201	2112	2W02281304
1278	312101001	2028	1C12261202	860	2W03181301
962	312301001	1642	1C12271201	1199	2W10031201
1296	312301002	2022	1C12271202	1736	2W10041201
1197	401311101	1288	1C12281201	1367	2W10101203
1331	402111101	1767	1C12281202	1897	2W10121202
1353	403071101	1718	1C12311201	1367	2W10171201
1248	403071102	1246	1T01091301	896	2W10181201
1357	403091101	2044	1T01111301	1343	2W10191202
1727	404051201	1257	1T01151301	1955	2W10191204
1661	404271201	1861	1T01221302	1493	2W10241201
1661	404271202	2023	1T01221303	1448	2W10241202
1116	406171001	1246	1T01241301	915	2W11091201
1812	406211201	2056	1T01291301	1723	2W11151201
1816	407111202	2072	1T02041301	1189	2W11151203
1677	408271201	1988	1T02151301	1456	2W11211201
1835	409051201	1583	1T02191301	1063	2W11281201
1776	409191202	2010	1T03051301	1987	2W11291202
1917	409241201	2117	1T03061301	1992	2W11301202
1889	409271202	2010	1T03291302	1851	2W12031201
1545	409271203	1936	1T10041201	1395	2W12051201
1406	409281201	14	1T10091201	1799	2W12051203
1139	411121001	1869	1T10161201	1616	2W12071201
1266	411301001	1645	1T10291201	1984	2W12111201
1286	412171002	1974	1T11161203	349	2W12141203
1293	412291001	1978	1T11161204	883	2W12171201
669	1C01091301	1980	1T11191201	2009	2W12181201
2043	1C01141301	1826	1T11191202	1538	2W12181202
2049	1C01221301	1607	1T11211201	1940	2W12191201
2070	1C01311301	1986	1T11281201	2015	2W12211201
2071	1C01311303	1988	1T11301201	1955	2W12211202

Sch. 1-3

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
2017	2W12241201	1938	3T10091201	1972	4C11081201
2031	2W12271201	1543	3T10091202	1677	4C11091201
267	2W12281204	1832	3T10091203	1968	4C11121201
2032	2W12281206	1320	3T10111201	1976	4C11161201
158	2W12311201	1740	3T10181201	1982	4C11211201
2036	2W12311202	1953	3T10191203	1674	4C11291201
1735	2W12311203	1057	3T10231201	1674	4C11291202
51	2W12311204	1841	3T10231202	1795	4C11291204
2050	3C01241302	1807	3T10251201	1968	4C11301202
1667	3C01281301	1629	3T10291201	1997	4C12061201
2120	3C03081302	1967	3T11071201	2013	4C12191201
1934	3C10041202	1969	3T11131202	1669	4C12281201
1942	3C10101201	1970	3T11131203	1330	4C12281203
1945	3C10151201	1970	3T11191201	2030	4C12281204
1966	3C11071201	1875	3T11211201	2039	4C12311203
1973	3C11141201	1979	3T11261201	2038	4C12311205
882	3C11281202	2002	3T12111201	894	5C01311301
1991	3C11301201	2003	3T12121201	1943	5C11151201
1990	3C11301203	2005	3T12131201	1989	5T12041202
1999	3C12101201	2004	3T12131202	1307	102251101
2006	3C12171201	2008	3T12171201	1150	103301101
2007	3C12171202	2011	3T12191201	1025	104051001
626	3C12191201	958	3T12191202	1130	104261203
2020	3C12281201	2014	3T12201201	1401	104281105
886	3T01021301	1813	3T12201202	647	105211201
2042	3T01091301	742	3T12201203	1247	105241202
1839	3T01111301	2016	3T12211201	282	106091101
1939	3T01141301	1777	3T12241201	941	106111001
1008	3T01161301	1321	3T12241202	1458	106291101
2046	3T01181301	1320	3T12241203	1825	106291206
1216	3T01241301	2018	3T12261201	191	106301103
2052	3T01251302	1571	3T12261202	1475	107151101
2053	3T01281301	1866	3T12271201	1477	107181101
1617	3T01281302	2026	3T12281202	1479	107191101
2034	3T01301301	2027	3T12281203	1481	107191102
2068	3T01311302	2025	3T12281205	1419	107201101
182	3T02011303	2033	3T12311201	1483	107211101
2094	3T02251302	2034	3T12311203	1488	107271101
2092	3T02251303	2035	3T12311204	1840	107311203
1832	3T02271305	2054	4C01281302	1853	108011201
2108	3T02281301	2057	4C01291301	375	108161001
1866	3T02281306	1561	4C01311301	1869	108211202
1875	3T03131301	2048	4C01311302	101	108251101
1875	3T03131302	2054	4C02151301	1181	108261003
2156	3T03281301	2114	4C02281303	1179	108261005
2111	3T03281302	1889	4C10101201	1520	108261102
1866	3T10031201	1950	4C10101202	1140	108271201
1937	3T10051201	1834	4C10171201	1257	109181201
1672	3T10051204	1960	4C10301201	1318	109211101

Sch. 1-4

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
1546	109231102	698	206291202	1491	212201102
18	109271201	1386	207051101	1061	212221103
103	109281201	1031	207071102	1640	212231101
470	110191104	1829	207101201	1643	212281101
1230	110211001	1831	207101202	1648	212291101
792	110281101	1791	207101203	1650	212291103
14	110311103	1830	207111202	1655	212301102
1246	111101002	1474	207141101	1029	212310902
722	111231101	76	207191102	1299	212311005
1614	111231104	1837	207201201	888	301201001
1517	111291102	1784	207201202	1050	301251002
168	111301002	1189	207231101	888	302161002
1503	112051101	1491	207261102	1056	302161003
1621	112071101	896	207271102	684	303211203
1622	112131101	896	207271103	1071	303261003
1633	112161102	1844	207271202	907	303301106
422	112191101	1492	207281102	1278	303301201
1257	112201101	1471	207281104	736	304061002
669	112231101	1496	207291101	1765	304171201
1633	112291101	716	207311202	1741	304251202
994	202171001	1851	207311204	1752	304261201
1066	203221002	521	208081204	1753	304261202
1736	203301206	1723	208131201	1278	304271203
598	204271002	76	208161101	1278	304271204
1757	204271202	1873	208231202	1094	304301004
1035	204301202	97	208241101	980	305101101
967	205151202	1849	208241201	995	305101102
1028	205171001	87	208311001	1740	305111202
1101	205201003	369	209041203	1746	305111203
218	205211202	1195	209141001	1617	305171201
1108	205281008	1533	209141201	1779	305231201
1108	205281009	1206	209221001	1102	305241003
274	205311105	1346	209241204	1364	305241102
1379	206061201	1376	209271203	202	305261001
878	206101102	7	210291003	1388	305271104
1799	206111201	1591	210311101	1437	306131102
1442	206151102	807	210311103	1348	306151101
1805	206151201	1240	211011001	1440	306151103
499	206191201	1189	211021101	1388	306161101
1346	206201101	1340	211041101	1445	306171102
1811	206201201	1525	211091102	960	306211102
1350	206211201	13	211151101	795	306221101
1448	206221101	1261	211241002	1022	306231002
1124	206241102	445	211241004	1451	306231101
1682	206261201	1616	212011101	795	306251003
1587	206271202	1626	212141101	1298	306281101
1011	206281201	1630	212151101	355	306291101
1341	206291102	1631	212151102	1363	306291105
524	206291201	1635	212191101	1823	306291204

Sch. 1-5

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
564	306301004	1558	311041102	1371	1C12201202
1373	306301101	700	311101101	1869	1T01041301
1464	306301108	1597	311101102	2045	1T01111303
795	307011101	1536	311101104	1808	1T01221301
1162	307051101	744	311211101	2023	1T01221304
1746	307051201	1601	311211104	1458	1T01251301
736	307071101	1603	311221102	2062	1T01291302
1796	307111202	1543	311281107	2067	1T01311301
459	307121001	1264	311291003	1575	1T02011301
379	307181101	1265	311301004	1607	1T02061301
684	307181103	1554	311301104	1808	1T02071301
1437	307211101	1500	312011102	2023	1T02081301
1162	307211102	1229	312081101	1754	1T02251301
993	307221101	1312	312081102	2097	1T02261301
1132	307221102	1118	312101002	2107	1T02281302
1153	307261001	1627	312151101	1787	1T03141301
1382	307261101	1629	312151105	2140	1T03191301
1494	307281103	1601	312151106	142	1T03191302
795	307291101	1632	312161101	142	1T03191303
795	307301001	1634	312191101	1578	1T03211301
1041	307301008	760	312221104	282	1T10251201
459	308061003	1527	312281101	1754	1T10311202
736	308101201	1656	312281102	1826	1T11301203
1260	308161101	1647	312291103	103	1T12131201
1866	308201202	1654	312301107	2010	1T12181201
1813	308231201	1661	402281201	1424	2W01151301
899	308241003	1795	406041201	445	2W01291303
1571	308241201	1111	406071001	1533	2W01301301
700	308271201	1545	406131201	2069	2W01311303
350	308301101	1444	406161101	1341	2W02051301
760	308301202	1677	406281201	548	2W02081301
760	308301204	1472	407011101	2060	2W02131301
993	308311204	1141	407131001	2086	2W02191302
961	309011001	1478	407181101	7	2W02191303
167	309101201	1487	407281101	982	2W02191305
1009	309111202	1159	408041001	69	2W02251303
1796	309251201	1506	408111101	1897	2W02251304
1571	309271203	1889	409061201	1791	2W02251306
1781	309271204	1197	409151002	788	2W02271301
1221	309281201	1203	409211001	1189	2W03011301
1927	309281205	1929	409271201	2122	2W03111301
1926	309281209	1203	412081101	2130	2W03131301
167	309291002	2041	1C01071301	2133	2W03141302
1557	309291101	2064	1C01301301	2150	2W03271304
1558	309291104	2089	1C02221301	141	2W03281303
1213	309301003	1307	1C02251301	1897	2W10121201
1148	310211101	2128	1C03121301	1958	2W10241204
564	310261102	1995	1C03251301	693	2W10251201
1589	310311102	2000	1C12101201	1492	2W10261202

Sch. 1-6

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
1362	2W11011201	1460	3T03261301	1037	312230902
1965	2W11021201	182	3T03281303	1545	409271204
1587	2W11071201	2157	3T03281304	2082	1C02141303
1930	2W11121201	2157	3T03281306	1371	1C02201301
1975	2W11151202	1848	3T10251202	2103	1C02271301
1448	2W11291201	1071	3T11051201	2104	1C02271302
1849	2W11291203	1071	3T11091201	2124	1C03111301
1831	2W11301201	1969	3T11131201	18	1C03181301
1367	2W11301203	1057	3T11131204	2075	1C03201301
567	2W12031202	1320	3T11151201	1995	1C03281301
719	2W12051202	1977	3T11161201	1892	1T01151302
13	2W12071202	1983	3T11261202	1140	1T01281301
2029	2W12281201	1970	3T11271201	1693	1T02201301
51	2W12311205	1996	3T12061201	1879	1T02201302
1705	3C01151301	1214	3T12131203	282	1T02201303
1991	3C01161301	1214	3T12131204	2044	1T02221301
2050	3C01241301	1571	3T12261203	14	1T02221302
684	3C02211301	2025	3T12281204	840	1T03071301
1579	3C02281302	2033	3T12311202	1	1T03221301
1383	3C03181301	1669	4C01181301	191	1T10051201
1383	3C03181303	2054	4C01281301	1481	1T12181203
1934	3C10041201	1677	4C02081301	1882	2W01311302
2046	3T01141303	1776	4C02131301	2091	2W02221301
1866	3T01151301	2100	4C02261301	1723	2W02251301
1842	3T01231301	928	4C02271301	1984	2W02261301
1617	3T01281303	2106	4C02281301	2098	2W02261302
1937	3T01281304	2115	4C02281302	845	2W02271302
861	3T01311301	1889	4C03151301	2113	2W02281303
2065	3T01311303	2135	4C03151302	2116	2W03011302
1786	3T01311304	2144	4C03221302	1395	2W03081302
2052	3T02011302	1948	4C10151201	1799	2W03081303
2073	3T02061301	1889	4C10191201	2132	2W03141301
1953	3T02121301	1889	4C11211202	2137	2W03181302
2079	3T02131301	1776	4C11291203	89	2W03191301
2046	3T02251301	1889	4C12201201	2141	2W03211303
182	3T02271302	2039	4C12311202	2148	2W03261301
2102	3T02271303	2127	5C03121301	499	2W03261302
1675	3T02281303	2099	5T02261301	76	2W03291303
1278	3T02281304	2099	5T02261302	581	2W03291305
1866	3T02281307	2126	5T03121301	1930	2W11271201
1284	3T02281308	2155	5T03281301	1118	3C01251301
717	3T02281310	1989	5T12041201	999	3C02271301
1953	3T03011301	39	103231101	2105	3C02281301
2118	3T03071302	1808	109171201	2109	3C02281303
1842	3T03081301	967	204121002	1459	3C02281304
2125	3T03121302	76	207271001	2110	3C02281306
2131	3T03141301	1341	209101204	1383	3C03181302
2138	3T03181302	1103	305261002	2160	3C03291301
2026	3T03251303	1264	311291002	1668	3C11071202

Sch. 1-7

Customer #	Contract #
767	3C11281201
1617	3T02011301
2084	3T02191302
2095	3T02251304
1460	3T02261302
2111	3T02281305
1009	3T02281309
830	3T03061301
830	3T03061302
701	3T03071301
2042	3T03201301
2145	3T03251301
1777	3T03251302
2157	3T03281305
1460	3T03291301
2159	3T03291302
2157	3T03291303
689	3T10291202
689	3T10291203
689	3T10291205
2081	4C02081302
1639	4C02221301
2134	4C03131301
2143	4C03221301
2154	4C03281301
1197	4C10031201
1545	4C12181201
1878	4C12281202
2142	5C03221301
1943	5C11281201
2099	5T02261303
1989	5T12281201

Sch. 1-8

SCHEDULE 2

List of Lock-Box Banks and Lock-Box Account

Account number 2000026298881 of CCG maintained with Wells Fargo Bank, National Association, having offices located at 1 South Broad Street, Mail Code: PA1227, Philadelphia, Pennsylvania and 401 S. Tryon Street, 10th Floor, TS Legal Risk Mgmt., Mail Code NC0817, Charlotte, North Carolina 28288.

SCHEDULE 3

Location of Certain Offices and Records

Commercial Credit Group Inc.

2056 Westings Avenue, Suite 280

Naperville, IL 60563

Commercial Credit Group Inc.

227 West Trade Street, Suite 1450

Charlotte, NC 28202

Commercial Credit Group Inc.

500 Corporate Parkway

Suite 108

Amherst, NY 14226

CCG Receivables Trust 2013-1

c/o Commercial Credit Group Inc.

227 West Trade Street, Suite 1450

Charlotte, NC 28202

CCG Receivables IV, LLC

227 West Trade Street, Suite 1450A

Charlotte, NC 28202

SCHEDULE 4

1. Notice Information

Commercial Credit Group Inc.,

as Originator and Servicer

227 West Trade Street, Suite 1450

Charlotte, NC 28202

CCG Receivables Trust 2013-1,

as Issuer

c/o Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Corporate Trust Administration

With a copy to:

CCG Receivables Trust 2013-1

c/o Commercial Credit Group Inc.,

227 West Trade Street, Suite 1450

Charlotte, NC 28202

CCG Receivables IV, LLC,

as Depositor

227 West Trade Street, Suite 1450A

Charlotte, NC 28202

Portfolio Financial Servicing Company,

as Back-Up Servicer

7303 SE Lake Road

Portland, Oregon 97267

Attention: President

U.S. Bank National Association,

as Indenture Trustee

60 Livingston Avenue

EP-MN-WS3D

St. Paul, MN 55107

Attn: Global Structured Finance/CCG Receivables Trust 2013-1

Wilmington Trust, National Association,

as Owner Trustee

Rodney Square North,

1100 North Market Street

Wilmington, Delaware 19890

DBRS, Inc.

Attn: Surveillance

140 Broadway

New York, New York 10005

Standard & Poor’s Ratings Services,

a Standard & Poor’s Financial

Services LLC business

55 Water Street, 41st Floor

New York, New York 10004

EXHIBIT A

Form of Supplement for Substituted Receivables

Pursuant to Section 3.3 of the Sale and Servicing Agreement dated as of April 24, 2013, by and among CCG RECEIVABLES IV, LLC, a Delaware limited liability company (the “Depositor”), CCG RECEIVABLES TRUST 2013-1, a Delaware statutory Trust (the “Issuer”), COMMERCIAL CREDIT GROUP INC., (“CCG”) a Delaware corporation, (the “Servicer” and the “Originator”), PORTFOLIO FINANCIAL SERVICING COMPANY, a Delaware corporation, (the “Back-Up Servicer”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, the (“Indenture Trustee”), attached hereto as Schedule I is a Schedule which includes information regarding the Receivables, the Related Security, all related Collections, and all proceeds of the foregoing (the “Substituted Receivables”) that are sold, assigned, transferred and delivered by the undersigned to the Issuer in accordance with the Sale and Servicing Agreement as of                 , 201   (the “Substitution Date”). The Substituted Receivables are delivered in substitute of the Receivables identified in Schedule II attached hereto and all Related Security (the “Released Receivables”), and, from and after the date of this supplement for Substituted Receivables, the Released Receivables shall no longer be considered “Sold Assets” or “Collateral” pursuant to the Sale and Servicing Agreement and the Indenture, dated April 24, 2013, between the Issuer and the Indenture Trustee. Schedule I and Schedule II hereto may be delivered electronically.

The Originator certifies that (i) the Substituted Receivables constitute Eligible Receivables as of the date hereof, (ii) the Substituted Receivables have a Net Book Value, based on such Receivables’ Scheduled Payments that are scheduled to be received after the date hereof and prior to the applicable Maturity Date, equal to or greater than the Released Receivables for the same period, and (iii) the aggregate, cumulative Net Book Value of all Substituted Receivables delivered since the Closing Date does not constitute more than 10% of the Original Pool Balance.

The Servicer, on behalf of the Issuer, certifies that it has taken all necessary action to subject the Substituted Receivables to the Lien of the Indenture in favor of the Indenture Trustee on behalf of the Noteholders.

COMMERCIAL CREDIT GROUP INC.,
as Originator / Servicer

By:
Name:
Title:

CCG RECEIVABLES IV, LLC
as Depositor

By
Name:
Title

CCG RECEIVABLES TRUST 2013-1, as Issuer,
By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee of CCG RECEIVABLES TRUST 2013-1

By:
Name:
Title:

Acknowledged by:

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

SCHEDULE I

SUBSTITUTED RECEIVABLES SCHEDULE

Source	Cust	Contract Num	Customer Name	Issue Month	Org Day	Issue Year	contract Type	Residual Value	Book Value WO Resid	Pmt per amtz schedule	lease_start_date	Maturity date	Term	PMTS	months to maturity	days oldest rent due	lease_billto_state

SCHEDULE II

REPLACED RECEIVABLES SCHEDULE

Source	Cust	Contract Num	Customer Name	Issue Month	Org Day	Issue Year	contract Type	Residual Value	Book Value WO Resid	Pmt per amtz schedule	lease_start_date	Maturity date	Term	PMTS	months to maturity	days oldest rent due	lease_billto_state

EXHIBIT B

Form of Servicer Report

CCG RECEIVABLES TRUST 2013-1

SERVICER REPORT

Collection Period	From:	4/24/2013
	To (Month End Date):	4/24/2013
Determination Date (2nd Business Day before related Payment Date):		4/24/2013
Payment Date (14th day or next succeeding business day of each month):		4/24/2013
Closing Date		4/24/2013
Has a Trigger Event Occurred?		No
Has a Servicer Default Occurred?		Yes
Number of Contracts		1,049

A. Payment Summary

Class	CUSIP	Beginning Balance	Note Rate	Interest Paid	Principal Paid	Total Distribution	Ending Balance
A-1	14985MAA9	$55,100,000.00	0.370%	$0.00	$0.00	$0.00	$55,100,000.00
A-2	14985MAB7	$124,290,000.00	1.050%	$0.00	$0.00	$0.00	$124,290,000.00
B	14985MAC5	$15,080,000.00	2.090%	$0.00	$0.00	$0.00	$15,080,000.00

B. Pool Receivable Activity During the Collection Period

Original Pool Balance (NBV)	$201,000,070.66

Pool Balance (NBV), Beginning	$201,000,004.61
Pool Balance (NBV), Ending	$0.00

C. Principal Payment Amount

Initial Overcollateralization Amount	$6,530,070.66
Target Overcollateralization Amount	$0.00

Total Note Balance after Priority of Payments Steps vi and viii	$194,470,000.00

Scheduled Investor Principal Amount	$0.00

D. Servicer Advances

Unreimbursed Servicer Advances from Prior Collection Period	$0.00
Servicer Advances during Current Collection Period	$0.00

E. Substitutions

Receivables Substituted to Date, Beginning	$0.00
Receivables Substituted during Current Collection Period	$0.00
Receivables Substituted to Date, Ending	$0.00

% of Total Receivables Substituted	0.00%

Cap for Substituted Receivables (10% of Orig. Pool Balance)	10.00%	Pass

F. Reserve Account

Reserve Account Balance, Beginning	$3,015,001.06
Earnings from Investment of Funds in the Reserve Account	$0.00

Reserve Account Total Balance	$3,015,001.06

Required Reserve Amount	$3,015,001.06
Reserve Account Withdrawal Amount	$0.00
Reserve Account Deficiency covered by Excess Available Funds	$0.00
Excess Reserve Funds released to Waterfall	$0.00
Reserve Account Balance, Ending	$3,015,001.06
Reserve Account Deficiency	$0.00

Servicer Report	1

G. Available Amounts and Distributions

Available Amounts (in accordance with the definition of Available Amounts in the Indenture)
Aggregate Collections (including proceeds from liquidated contracts and upon a Trigger Event, Excluded Amounts)	$0.00
Excess Amounts in the Collection Account	$0.00
Earnings from Investment of Funds in the Collection Account	$0.00
Servicer Advances Made During Current Collection Period	$0.00
Aggregate Purchase Price of Contracts Repurchased by the Servicer	$0.00
Available Amounts	$0.00
Reserve Account Withdrawal Amount or Amount Released from the Reserve Account	$0.00

Total Available Amounts	$0.00

Distributions (in accordance with Section 4.5(a) of the Indenture)			Remaining Available Amount
(i)	To Servicer, any unreimbursed Servicer Advances, in respect of a prior Collection Period	$0.00	$0.00
(ii)	To Successor Servicer, successor servicer expenses	$0.00	$0.00
(iii)	To Servicer, the Servicing Fee and expenses (including any unpaid amounts)	$0.00	$0.00
(iv)	(a) To Indenture Trustee, the Indenture Trustee Fees (including any unpaid and indemnified amounts)	$0.00
	To Back-up Servicer, the Back-up Servicer Fees (including any unpaid and indemnified amounts)	$0.00
	To Owner Trustee, the Owner Trustee Fees (including any unpaid and indemnified amounts)	$0.00
	To Custodian, the Custodian Fees (including any unpaid and indemnified amounts)	$0.00	$0.00
	(b) To Indenture Trustee, the Indenture Trustee unpaid and indemnified amounts	$0.00	$0.00
	To Back-up Servicer, the Back-up Servicer including any unpaid and indemnified amounts	$0.00	$0.00
	To Owner Trustee, the Owner Trustee including any unpaid and indemnified amounts	$0.00	$0.00
	To Custodian, the Custodian including any unpaid and indemnified amounts	$0.00	$0.00
(v)	To the Noteholder, Class A accrued interest:
	Class A-1 Interest amount	$0.00
	Class A-2 Interest amount	$0.00	$0.00
(vi)	To the Noteholder, principal amount, excess of Class A notes - Pool Balance	$0.00	$0.00
(vii)	To the Noteholder, Class B accrued interest	$0.00	$0.00
(viii)	To the Noteholder, principal amount, excess of Class A & B notes - Pool Balance	$0.00	$0.00
(ix)	To the Reserve Fund, the excess of the Required Reserve Amount	$0.00	$0.00
	Scheduled Investor Principal Amount:
(x) (i)	Prior to the occurrence and continuation of a trigger event:
	Class A-1 Principal amount	$0.00
	Class A-2 Principal amount	$0.00
	Class B Principal amount	$0.00	$0.00
(x) (ii)	During the continuation of a trigger event
	Class A-1 Principal amount	$0.00
	Class A-2 Principal amount	$0.00
	Class B Principal amount	$0.00
(xii)	To the Indenture Trustee, Back-up Servicer and Custodian, all amounts due and not paid due to cap on (iv)	$0.00	$0.00
(xiii)	To the Certificateholder, any excess	$0.00	$0.00

H. Trigger Events

(i)	Cumulative Realized Losses	#N/A
	Cumulative Net Loss Ratio (Cum. Realized Losses/Orig Pool Balance)	#N/A
	Cumulative Net Loss Ratio Trigger	#N/A	#N/A

(ii)	Servicer Default has occurred and is continuing		Yes

J. Servicer Default

Tangible Net Worth	Quarterly as of:	$0.00
Tangible Net Worth Trigger		$35,000,000.00	Fail

The undersigned does hereby certify:

I.	CCG and CCG Receivables IV, LLC are the Servicer and the SPV, respectively, under the Indenture and Sales & Servicing Agreement. The undersigned is a Responsible Officer of the Servicer and the Borrower.

II.	The date of this Servicer Report is two business days prior to the Payment Date immediately following the Collection Period specified above.

III.	No Trigger Event or Event of Default has occurred under the Indenture.

IV.	The figures represented in this report are true and correct as of the date hereof

V.	As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all of its obligations under the Sales & Servicing Agreement and Indenture through the Payment Date specified above.

IN WITNESS WHEREOF, the undersigned has duly executed this Report.

Commercial Credit Group, Inc.

By:

Title:	SVP and CFO

Date:	April 24, 2013

Servicer Report	2

EXHIBIT C

Form of Credit and Collection Policies and Practices

COMMERCIAL CREDIT GROUP INC

CREDIT POLICY

Credit Submittals

All transactions require a credit package and must be documented on the Company’s standard form of credit application. The amount of credit information required to evaluate a proposed transaction will be on a case-by-case basis depending on the size and complexity of the proposed transaction. A typical credit package may include year-end and interim financial statements, corporate/LLC tax returns, collateral description, references, personal financial statements, personal tax returns and other guarantor information.

Credit Process

The credit package will be analyzed to include financial statement and cash flow analysis, collateral evaluation, and reference checks. Reference checks must be documented on the Company’s standard form of internal credit documents. Credit reports such as Dun & Bradstreet and credit bureau reports will be evaluated when applicable. If the proposed transaction is with an existing obligor, previous transactions will also be reviewed for total exposure and cross-collateralization purposes. All terms and closing conditions will be noted on the credit application. All transactions require the approval of two credit officers.

Credit Parameters

Debt Service Coverage: At the time of the initial credit decision, the historic or forecasted Debt Service Coverage must be at or above 1:1. Debt Service Coverage is defined as Cash Flow (net income + non cash expenses) vs. Current Maturities of debt (excluding revolving facilities and balloon payments). If the obligor’s financial information does not itemize Current Maturities, then the Company’s credit officers will use their best efforts to determine an estimate of Current Maturities.

References: Reference checks on the proposed obligor’s secured debt must indicate current payment habits within 60 days of due date. Credit reports must not have any excessive delinquency.

Previous Bankruptcies: The obligor and its majority owners must not be in or have filed for a bankruptcy proceeding within the last 7 years.

The CEO of the Company must approve transactions that do not meet the parameters as indicated above.

Non-Qualifying Transactions

The Company will not entertain any transactions that have the following characteristics:

•	Floor plan

•	Owner-operator transportation

•	Transactions involving a third party broker

•	Consumer or Agricultural

Credit Concentrations

The Company’s in-house limit on total exposure to any one obligor (including related parties such as guarantors and affiliated entities with similar ownership) shall not exceed 4% of the net portfolio. The Company may sell all or part of a transaction to third parties on a without recourse basis. Once a transaction is sold, the net amount sold will be removed from the total concentration of that particular obligor.

At times, the Company may be involved in transactions that involve recourse to the selling vendor or manufacturer. In such situations, the Company’s total recourse exposure to any one recourse obligor will not exceed 17.5% of the Company’s equity, except in the event where (1) the recourse party is of unquestionable credit quality; and (2) no one single direct obligor subject to such recourse represents more than 6% of the Company’s equity; and (3) management feels the Company’s exposure is fully protected.

Any transaction originated by the Company and initially financed by the Company with non-recourse debt will not be subject to in-house credit limits.

Credit Officers and Authority

All transactions require the approval of two credit officers prior to funding. The credit authorization on any one obligor will be the highest credit authority assigned to the individual officers approving the transaction. The credit officers and their respective credit authority are set forth below:

Daniel J. McDonough	In-house limit
Kevin T. McGinn	$750,000
W.J. Mattocks	$750,000
Donald G. Pokorny	$750,000
Richard W. Radom	$750,000 With comparable co-signature authority, $400,000 with Samuel C. Robinson and James H. Smith
Samuel C. Robinson	$400,000
James H. Smith	$400,000

Extensions

At times existing obligors may request an extension of their existing accounts. Such accommodations will require a complete credit package and will follow the underwriting process of a newly proposed transaction. During an extension request, the Company will reevaluate its collateral position, guarantors and pricing and make the necessary adjustments.

Non-Accruals and Write-Offs

The Company will suspend interest income on contract receivables if, in management’s opinion, the collection of such receivable is in question. This may occur for a variety of reasons including, but not limited to, delinquency, a bankruptcy proceeding, foreclosure, and deteriorating business conditions. All receivables over 90 days delinquent will automatically be placed on non-accrual.

When an account is placed on non-accrual, the Company will perform a collateral evaluation and take the appropriate write-off. All contract receivables that become subject to foreclosure will be removed from the receivable classification and reclassified as “Other Assets”, the carrying value of which is expected to be at the estimated liquidation value of the collateral.